

                          As filed with the Securities and Exchange Commission on February 12, 2001
                                                                     Registration No. ____________

===================================================================================================================================
                                           SECURITIES AND EXCHANGE COMMISSION
                                                 WASHINGTON, D.C. 20549


                                                        FORM S-4
                                            REGISTRATION STATEMENT UNDER THE
                                                 SECURITIES ACT OF 1933


                                              UNITED COMPANIES CORPORATION
                                           (Name of Registrant in Our Charter)

                  Nevada                                  5136                              300024898
      (State or Other Jurisdiction of         (Primary Standard Industrial      (Both Avid and United. Employer Identification No.)
       Incorporation or Organization)          Classification Code Number)
              834 RIDGE AVENUE                                                            FRANK JAKOVAC
        PITTSBURGH, PENNSYLVANIA 15212                                                   834 RIDGE AVENUE
               (412) 321-6001                                                     PITTSBURGH, PENNSYLVANIA 15212
        (Address and telephone number                                                     (412) 321-6001
      of Principal Executive Offices and                                        (Name, address and telephone number of
         Principal Place of Business)                                                     agent for service)
                                                       Copies to:
            Clayton E. Parker, Esq.                                                    Ronald S. Haligman, Esq.
          Kirkpatrick & Lockhart LLP                                                  Kirkpatrick & Lockhart LLP
      201 S. Biscayne Boulevard, Suite 2000                                     201 S. Biscayne Boulevard, Suite 2000
              Miami, Florida 33131                                                       Miami, Florida 33131
                 (305) 539-3300                                                             (305) 539-3300
         Telecopier No.: (305) 358-7095                                             Telecopier No.: (305) 358-7095


      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                                                  PROPOSED
                                                                              PROPOSED             MAXIMUM
                                                            (1)               MAXIMUM             AGGREGATE             AMOUNT OF
             TITLE OF EACH CLASS OF                    AMOUNT TO BE        OFFERING PRICE         OFFERING            REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED           PER SHARE            PRICE (1)                FEE
------------------------------------------------------------------------------------------------------------------------------------
      Common stock, par value $0.01 per share        2,983,666 Shares          $0.06             $179,019.96            $42.79
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                2,983,666 Shares          $0.06             $179,019.96            $42.79
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                                _______________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          AVID SPORTSWEAR & GOLF CORP.
                                834 RIDGE AVENUE
                         PITTSBURGH, PENNSYLVANIA 15212
                                 (412) 321-6001


Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of Avid Sportswear & Golf Corp. ("AVID") to be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, on ____________, 2002, at 11:00 A.M., local time.

         At this important meeting, shareholders will consider and vote upon approval of the Merger Agreement dated ___________, 2002 (the "MERGER
AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and Merger Co., Inc., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and the related Articles of Merger which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities.

         Under the terms of the proposed Merger, upon consummation of the Merger, shares of Avid common stock will be converted into shares of United common stock on a fifty (50) for one (1) basis. Avid expects that the Merger will be treated as a reorganization for federal income tax purposes so that the receipt of United common stock by Avid shareholders will not be taxed.

         Consummation of the Merger is subject to several conditions, including approval of the Merger Agreement and related Articles of Merger by holders of at least a majority of the outstanding shares of Avid common stock. YOUR VOTE IS IMPORTANT.

         The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and recommends that Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger. To assist you in evaluating the proposed Merger, Avid and United have prepared the accompanying Proxy Statement/Prospectus, which contains detailed information concerning the Merger.

         To assure your representation at the Avid Special Meeting, please complete, sign, date and return the enclosed proxy, whether or not you plan to personally attend. Should you desire to revoke your proxy, you may do so as provided in the accompanying Proxy Statement/Prospectus at any time before the proxy is voted.

                                          Sincerely,



                                          Frank Jakovac
                                          President and Chief Executive Officer



_______________, 2002

                          AVID SPORTSWEAR & GOLF CORP.
                                834 RIDGE AVENUE
                         PITTSBURGH, PENNSYLVANIA 15212
                                 (412) 321-6001


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    -----------------------------------------


         A special meeting of the shareholders of Avid Sportswear & Golf Corp., a Nevada corporation ("AVID"), will be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, on ___________, 2002, at 11:00 A.M., local time, for the following purposes:


         1. To consider and vote upon approval of: (a) the Merger Agreement dated ___________, 2002, by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and Merger Co., Inc., a Nevada corporation ("MERGER CO."), pursuant to which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities and (b) Articles of Merger, to be dated as of the date of such merger, pursuant to which such merger will be effected. Copies of the Merger Agreement and Articles of Merger are attached as Annexes I and II to the accompanying Proxy Statement; and

         2. To transact such other business as may properly come before the meeting.

         The close of business on _________________, 2002 has been fixed by the Board of Directors of Avid as the record date for determination of shareholders entitled to vote at the meeting.

         The meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

         Avid shareholders who object to the merger have the right to demand payment of the "fair value" of any of their common stock.

         We hope that you will be able to attend the meeting in person, but, if you are unable to do so, you are urged to complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of Avid, and return it promptly in the enclosed return envelope, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                       By Order of the Board of Directors,



                                       Michelle Mathis, Secretary



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IN ORDER FOR YOUR SHARES TO BE REPRESENTED AND VOTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NONETHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                         PROXY STATEMENT AND PROSPECTUS
                         ------------------------------
                                  PROSPECTUS OF
                          UNITED COMPANIES CORPORATION

                2,983,666 SHARES OF UNITED COMPANIES CORPORATION
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               PROXY STATEMENT OF
                          AVID SPORTSWEAR & GOLF CORP.
                         SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ________________, 2002
                      ------------------------------------

         This Proxy Statement and Prospectus ("PROXY STATEMENT/PROSPECTUS") is furnished to the shareholders of Avid Sportswear & Golf Corp., a Nevada corporation ("AVID"), in connection with the solicitation on behalf of the Board of Directors of proxies for use at its Special Meeting of Avid shareholders to be held on ________________, 2002, and at any postponements or adjournments thereof (the "AVID SPECIAL MEETING").

         Shareholders will consider and vote upon approval of the Merger Agreement dated, ___________2002 (the "MERGER AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and United Merger Co., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and the related Articles of Merger (the "ARTICLES OF MERGER") which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, shares of Avid common stock, par value $0.001 per share, will be converted automatically into shares of United common stock, par value $0.01 per share, on a fifty (50) for one (1) basis.

         This Proxy Statement/Prospectus constitutes a prospectus of United under the Securities Act of 1933, as amended (the "1933 ACT"), with respect to the United common stock to be issued upon consummation of the Merger. The rights and preferences of United common stock are more fully described in "THE PROPOSED MERGER - Description of United Capital Stock." Information contained in this Proxy Statement/Prospectus relating to Avid has been furnished by Avid and information relating to United and its subsidiaries have been furnished by United.

THE BOARD OF DIRECTORS OF AVID HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS UNANIMOUSLY THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER

         This Proxy Statement/Prospectus does not cover any re-sales of United common stock received by Avid shareholders upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.
         Avid's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001).
         United's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001).

                         THE CONSUMMATION OF THE MERGER
                     INVOLVES CERTAIN RISKS FOR SHAREHOLDERS
                               SEE "RISK FACTORS"
                 ----------------------------------------------

         THE SHARES OF UNITED COMMON STOCK OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Proxy Statement/Prospectus is dated ______________________, 2002. Copies of this Proxy Statement/Prospectus and accompanying forms of proxy and Notice of Special Meeting of Shareholders will first be mailed on or about ____________________, 2002.

                              AVAILABLE INFORMATION

         United has filed a registration statement on Form S-4 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the 1933 Act with respect to the United common stock offered hereby. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information about United and its stock, reference is made to the Registration Statement and to the exhibits filed as a part thereof.

         Avid is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and Avid's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N. W., Room 1024, Washington, D.C. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street,
N. W., Room 1024, Washington, D.C. 20549. The Commission maintains a site of on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Commission at 1-800-SEC-0330.

         Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

         No  person  has been  authorized  to give any  information  or make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon has having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those shares of United common stock to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where, to any persons to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor the sale of any security hereunder shall imply that the information contained herein is correct at any time subsequent to the date hereof.

                      JOINT PROXY STATEMENT AND PROSPECTUS
                      ------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS......................................1
AVAILABLE INFORMATION..........................................................3
SUMMARY........................................................................1
     The Parties...............................................................1
     The Merger................................................................1
     The Avid Special Meeting..................................................3
     Comparative Per Share Data................................................4
     Historical, Pro Forma and Equivalent Pro Forma Per Share Information......4
RISK FACTORS...................................................................5
     Risks Associated With Avid................................................5
     Risks Associated With United..............................................7
THE AVID MEETING...............................................................9
UNITED SHAREHOLDER ACTION......................................................9
THE PROPOSED MERGER...........................................................10
DESCRIPTION OF SECURITIES.....................................................19
INFORMATION CONCERNING AVID...................................................21
INFORMATION CONCERNING UNITED.................................................27
UNAUDITED PRO FORMA COMBINED, CONDENSED FINANCIAL STATEMENTS..................27
PRINCIPAL SHAREHOLDERS OF AVID AND SECURITY OWNERSHIP OF
  AVID MANAGEMENT.............................................................27
PRINCIPAL SHAREHOLDERS OF UNITED AND SECURITY OWNERSHIP OF
  AVID MANAGEMENT.............................................................28
MANAGEMENT....................................................................28
EXPERTS.......................................................................34
LEGAL MATTERS.................................................................34
INDEX TO FINANCIAL STATEMENTS................................................F-1

                                     SUMMARY

         The following is a summary of, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. Shareholders should read carefully the detailed sections of this Proxy Statement/Prospectus and the Annexes hereto.

THE PARTIES

UNITED COMPANIES CORPORATION

         United is a company formed on November 26, 2001, which is active seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. United has not conducted substantial operations as of the date of this Proxy Statement/Prospectus. United's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212.

AVID SPORTSWEAR & GOLF CORP.

         Avid, a corporation whose shares are quoted on the Over-the-Counter Bulletin Board, was principally involved in the sports apparel industry prior to the termination of its Dockers Golf license in May 2001. Currently, Avid has no on-going operations. Avid's liabilities greatly exceed its tangible assets. Avid's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212.

Merger Co., Inc.

         Merger Co., a wholly-owned subsidiary of United, was formed for the sole purpose of implementing the Merger. Merger Co. is minimally capitalized and has not conducted, and is not expected to conduct, any business or operations.

THE MERGER

GENERAL

         Avid and Merger Co. entered into the Merger Agreement on ____________________, 2002. When the Merger is completed, Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, outstanding shares of Avid common stock will be converted automatically into shares of United common stock on a fifty (50) for one (1) basis.

REASONS FOR THE PROPOSED MERGER

         The Merger will implement the creation of a holding company structure in which the acquisition-seeking activities of Avid and United will be consolidated in one corporate organization with United as the publicly-owned parent company. In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure. Management believes that the benefits of the Merger for United include, but are not limited to the business experience and personal contacts of Avid's management, as well as the public company status of Avid. Management believes that, with this structure in place, it will have an improved opportunity to attract additional personnel to complete the company's management team and to obtain the financing necessary to acquire or merge with a potential business opportunity.

RISK FACTORS

         The proposed Merger involves certain risks for the shareholders of Avid. See "RISK FACTORS."

FAILURE TO CONSUMMATE THE MERGER

         In the event the Merger is not consummated, Avid will likely be put into bankruptcy and liquidate.

OUTSTANDING UNITED SECURITIES

         United currently has outstanding 333,000 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the Effective Time of the Merger). The book value per share of the Avid common stock as of September 30, 2001 was $(0.02) versus the anticipated book value of $(1.54) per share of the United common stock upon the effective time of the merger, but prior to an equity offering.]

OUTSTANDING AVID SECURITIES

         Avid currently has outstanding 148,933,309 shares of common stock, 1,075,000 options and 424,714 warrants. On the effective date of the Merger, (i) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; (ii) options outstanding under the Avid 2000 Stock Incentive Plan shall terminate; and (iii) outstanding warrants of Avid shall be exchanged for United Common Stock purchase warrants which represent the right to purchase one(1) share of United Common Stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share

RECOMMENDATIONS

         The disinterested directors of Avid's Board of Directors have approved the Merger Agreement and Articles of Merger and recommend that the Avid shareholders vote for approval of the Merger Agreement and Articles of Merger. United's Board of Directors has unanimously approved the Merger Agreement.

INTERESTS OF CERTAIN AVID DIRECTORS AND OFFICERS IN THE MERGER

         Certain   directors  and  officers  of  Avid  have   interests  in  the
consummation of the Merger separate from and in addition to their interests as Avid shareholders.

CONVERSION OF STOCK - NO EXCHANGE OF CERTIFICATES REQUIRED

         Upon consummation of the Merger, outstanding shares of Avid common stock will automatically become shares of United common stock on a fifty (50) for one (1) basis. Holders of Avid's Common Stock certificates will not be required to surrender the certificates representing their shares.

CONDITIONS TO CONSUMMATION OF THE MERGER; AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND ARTICLES OF MERGER

         The respective obligations of the parties to consummate the Merger are subject to certain conditions, including receipt of the requisite approvals of the Avid shareholders and the United shareholder and the effectiveness of the attached registration statement. The Board of Directors of Avid or United may decide to waive any or all of its conditions to the Merger (except for Avid or United shareholder approval) even after receipt of the requisite approvals of Avid shareholders and the United shareholder. The Merger Agreement and Articles of Merger may be amended by action of the Boards of Directors of Avid, United and Merger Co., respectively. The Merger Agreement may be terminated at any time by mutual consent of the Boards of Directors of Avid and United or, under certain conditions, by one of such Boards of Directors without the consent of the other.

ACCOUNTING TREATMENT

         It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Avid as the acquirer (reverse acquisition).

FEDERAL INCOME TAX CONSEQUENCES

         For  federal   income  tax   purposes,   we  intend  the  Merger  as  a
reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. As a result, Avid shareholders who receive United common stock for Avid common stock in the Merger generally will not recognize gain or loss on the exchange for United States federal income tax purposes. No ruling will be requested form the Internal Revenue Service concerning the federal income tax consequences of the Merger. See "Certain Material United States Federal Income Tax Consequences."

RECENT PRICE OF COMMON STOCK

         As reported on the Over-the-Counter Bulletin Board, Avid common stock was quoted on February 5, 2002 as follows:

                                                       AVID
                                               COMMON STOCK PRICES
                                           ---------------------------
                                               ASK              BID
                                           ---------------------------
           February 5, 2002                  $0.0015          $0.012


         Prior to the effective date of this Registration Statement, United was a privately-held company.

EFFECTIVE DATE OF THE MERGER

         The Merger will be consummated as of the time the Articles of Merger filed with the Nevada Secretary of State are made effective. Assuming all conditions to the consummation of the Merger are met, it is anticipated that the Merger will occur as soon as practicable after Avid shareholder approval is obtained.

THE AVID SPECIAL MEETING

GENERAL

         The Avid Special Meeting will be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, 11:00 a.m. local time, on _____________, 2002. At this Special Meeting, shareholders will be requested to vote upon approval of the Merger Agreement and Articles of Merger. The record date for the Avid Meeting is the close of business on ___________, 2002. Only Avid shareholders of record on that date are entitled to vote at the Avid Meeting.

VOTE REQUIRED

         Approval of the Merger Agreement and Articles of Merger requires the affirmative vote of a majority of the outstanding shares of Avid common stock. Mr. Jakovac, the sole shareholder of United, has indicated that he will execute a written consent in favor of the Merger, which written consent will accomplish all United shareholder action required to approve the Merger.

CHANGES AFFECTING THE RIGHTS OF SHAREHOLDERS OF AVID

         The rights of holders of Avid common stock are presently governed by Avid's Articles of Incorporation and By-Laws and Nevada law. After the Merger is consummated, their rights as holders of United common stock will be governed by United's Articles of Incorporation and By-Laws and Nevada law. This change in governing instruments affects in certain respects the rights of Avid shareholders.

RIGHTS OF DISSENTING SHAREHOLDERS

         Under Nevada law, Avid shareholders who object to the Merger will have a statutory right to demand payment of the "fair value" of any of their shares of Avid common stock. If the holders of more than 1% of the outstanding shares object to the Merger, then the Board of Directors of either United or Avid may terminate the Merger Agreement.

MANAGEMENT OF THE COMPANY AFTER THE MERGER

         Upon consummation of the Merger, Mr. Frank Jakovac, the current President and sole director of United and Merger Co., respectively, will remain the President and sole director of United and Exchange Corp., respectively. Mr. James Handlon, the current Chief Operating Officer of Avid will become an executive officer of United and Merger Co.

COMPARATIVE PER SHARE DATA

         The following tables set forth certain unaudited historical and pro forma per share data for Avid and United. Pro forma data gives effect to the Merger as if it were consummated at the beginning of the periods presented below. This information should be read in conjunction with the other financial data appearing elsewhere in this Proxy Statement/Prospectus.

         There were 147,933,309 shares of common stock outstanding as of September 30, 2001 for Avid. United was formed on November 26, 2001, and had 333,000 shares of stock outstanding as of December 31, 2001. Based upon the shares outstanding as of February 5, 2002, after the Merger, there will be 3,311,666 shares of common stock giving effect to a conversion ratio of fifty
(50) shares of Avid common stock for one (1) share of United common stock. During each of the periods presented, there were no cash dividends declared by either United or Avid. Options and warrants have been excluded from the computations of earnings per common share below since they are antidilutive. The information presented below may not be indicative of the results that would have occurred if the Merger had been in effect on the dates indicated, and the information is not indicative of future results.

HISTORICAL, PRO FORMA AND EQUIVALENT PRO FORMA PER SHARE INFORMATION

                                                        NINE MONTHS ENDED
                                                  SEPTEMBER 30, 2001 (AVID)
                                                               AND
                                                          PERIOD ENDED
                                                 DECEMBER 31, 2001 (UNITED)(1)
                                                 -----------------------------
      Income (loss) per common share:                     $     (0.05)
      Avid historical net income                          $(5,390,046)
      United historical net (loss)                               (810)
      Pro forma combined net (loss)                       $(7,138,418)


                                                    SEPTEMBER 30, 2001 (AVID)
                                                              AND
                                                   DECEMBER 31, 2000 (UNITED)
                                                   --------------------------
      Book value per share:
      Avid historical                                     $     (0.02)
      United historical                                           -0-
      Pro forma combined                                  $     (1.54)

















-------------------

(1) For the purposes of this pro forma information, we are using financial information for United as of December 31, 2001. United was incorporated in the State of Nevada on November 26, 2001.

                                  RISK FACTORS

RISKS ASSOCIATED WITH AVID

         Avid is subject to various risks, which may have a material adverse effect on Avid's business, financial condition and results of operations. Certain risks are discussed below:

OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO.

         On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc., and
Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of Avid's total product sales during Year 2000. Avid believes that the loss of the license will have a material adverse effect on our results of operations in future periods. The loss of this license will result in lower company sales and a higher net loss in future periods.

AVID HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         Avid has historically lost money. In the three months ended September 30, 2001, Avid sustained a loss of $2.8 million. In the years ended December 31, 2000 and December 31, 1999, Avid sustained losses of $8.7 million and $5.0 million, respectively. Avid currently does not have any operations. Future losses are likely to occur. For the years ended December 31, 2000 and 1999, Avid's independent auditors have noted that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. As of September 30, 2001, its current liabilities exceeded its current assets. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid currently has little or no cash-on-hand. Accordingly, Avid will experience significant liquidity and cash flow problems if it is not able to raise additional capital as needed and on acceptable terms. No assurances can be given that Avid will be successful in reaching or maintaining profitable operations.

AVID WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         Avid  has  relied  on  significant   external  financing  to  fund  its
operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. Avid will need to raise additional capital to execute a new business strategy. Among other things, external financing will be required to cover its operating costs. Avid cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure.

AVID DOES NOT HAVE AUTHORIZED COMMON STOCK AVAILABLE TO RAISE CAPITAL

         Avid does not have any authorized common stock available to raise capital. The sale of Avid's common stock to raise capital may cause dilution to its existing shareholders. Avid's inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to Avid's business and may result in a lower stock price.

CONTINGENT LIABILITIES

         Avid's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. Avid's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of Section 5 of the 1933 Act. Avid may be liable for rescission and other damages with respect to these sales.

THE PRESIDENT OF AVID'S WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, INC., RESIGNED ON MAY 17, 2001

         On May 17, 2001, Barnum Mow resigned as President of Avid's wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of Avid and as a director of Avid Sportswear, Inc. The operations of Avid largely depended on the efforts and abilities of Mr. Mow.

Avid's failure to attract and retain a replacement for Mr. Mow could have a material adverse effect on its results of operations in future periods. Avid is evaluating circumstances surrounding Mr. Mow's separation from Avid and Avid Sportswear, Inc. On July 26, 2001, Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code ss. 227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

AVID COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Avid's success largely depends on the efforts and abilities of key executives and consultants, including Frank Jakovac, Avid's President and Chief Executive Officer and a Director, James Handlon, Avid's Chief Operational Officer and a Director, and Michelle Mathis, Avid's Director of Corporate and Legal Affairs and a Director. The loss of the services of any of these people could materially harm Avid's business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. Avid was unable to honor its obligations under these employment agreements and, as a result, Avid and each officer mutually agreed to terminate their respective employment agreements effective December 1, 2001. Currently, Avid does not have employment agreements with Messrs. Jakovac or Handlon or Ms. Mathis. We do not maintain key-man life insurance policies on any of these people. On May 17, 2001, Barnum Mow, the President of Avid Sportswear, Inc., resigned. On August 16, 2001, Jerry Busiere resigned as Secretary, Treasurer and a Director of Avid. On September 24, 2001, Earl T. Ingarfield, resigned as Chief Executive Officer, Chairman and a Director of Avid. On December 1, 2001, Michael LaValliere resigned as a Director of Avid.

AVID HAS BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT
AUDITOR

         Avid's independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2000 and 1999 financial statements, as well as the company's financial statements as of September 30, 2001, which states that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AVID HAS BEEN AND CONTINUES TO BE SUBJECT TO A WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT

         Avid had a working capital deficit of $3.0 million and $1.3 million at December 31, 2000 and 1999, respectively. At September 30, 2001, Avid had a working capital deficit of $2.8 million. Avid had an accumulated deficit of $14.2 million and $5,563,135 at December 31, 2000 and 1999, respectively. At September 30, 2001, Avid had an accumulated deficit of $19.6 million. Avid currently does not have any operations.

AVID'S COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY

         Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock. In addition, Avid's management believes that factors such as changes in the overall economy or the condition of the financial markets could cause the price of its common stock to fluctuate substantially.

AVID COMMON STOCK IS A "PENNY STOCK"

         Avid common stock is a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o    With a price of less than $5.00 per share;

         o    That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for Avid common stock by reducing the number of potential investors. This may make it more difficult for investors in Avid common stock to resell shares to third parties or to otherwise dispose of them. This could cause Avid's stock price to decline.

AVID COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Historically, there has been a limited public market for Avid's common stock and there can be no assurance that an active trading market for Avid's common stock will develop. As a result, this could adversely affect shareholders' ability to sell Avid's common stock in short time periods, or possibly at all. Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock.

RISKS ASSOCIATED WITH UNITED

         United is subject to various risks, which may have a material adverse effect on United's business, financial condition and results of operations. Certain risks are discussed below:

UNITED HAS NO OPERATING HISTORY OR REVENUE FROM WHICH TO EVALUATE ITS BUSINESS

         United has had no operating history or revenue from operations since its inception on November 26, 2001. In addition, United has very limited assets and financial resources. Due to United's lack of operations and revenue, the company expects to incur operating losses for the foreseeable future. Due to United's lack of operations, there is limited information upon which investors can evaluate its business. United does not have significant cash or a source of revenue to cover its operating costs and to allow it to continue as a going concern. External capital will be required for United to continue as a going concern. United has no commitments or other sources of capital available to it.

BECAUSE UNITED HAS NO OPERATIONS ITS FUTURE BUSINESS OPPORTUNITIES ARE HIGHLY SPECULATIVE

         The success of United's proposed plan of operation will be highly dependent on any business opportunity that the company may acquire or merge with in the future. There can be no assurance that United will be successful in identifying possible business opportunities and/or consummating any future acquisitions or mergers with such opportunities. You should consider the likelihood of United's future success to be highly speculative in view of its lack of operating history.

UNITED MAY NOT BE ABLE TO IDENTIFY A BUSINESS OPPORTUNITY DUE TO THE SCARCITY OF AND COMPETITION FOR SUCH BUSINESS OPPORTUNITIES

         United  will  need  to  identify  an  operating  business  or  business opportunity to merge with or acquire. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of a relatively small number of suitable business opportunities. Nearly all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than United does and, consequently, United will be at a competitive disadvantage in identifying possible business opportunities and successfully completing an acquisition or merger. United's inability to identify and combine with a suitable business opportunity will have a material adverse effect on the company.

WE COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL

         United's future success depends, in significant part, on the continued service of Frank Jakovac, its President. United cannot assure you that it would be able to find an appropriate replacement for Mr. Jakovac. Any loss or interruption of the services of Mr. Jakovac could adversely affect its ability to develop its business plan. United has not entered into an employment agreement with Mr. Jakovac. United does not presently maintain key-man life insurance policies on Mr. Jakovac. United cannot assure you that it will be successful in its efforts to recruit and retain the personnel it will need, and United's failure to do so could adversely affect its business.

UNITED'S MANAGEMENT IS EXPECTED TO EXERT SIGNIFICANT INFLUENCE OVER THE DIRECTION OF THE COMPANY

         Through his stock ownership, Mr. Frank Jakovac, United's President and sole director, will be able to exert significant influence over the direction of United and its business opportunities.

ADDITIONAL FINANCING REQUIRED

         Without additional working capital, United will not be able to achieve the objectives of management which include assuming an effective management team and obtaining adequate working capital. There can be no assurance of successful completion of the equity offering. The consequences of failure to complete the equity offering include the inability to identify and combine with a suitable business opportunity. If the equity offering is completed as contemplated, the ownership interest of the shareholders of Avid and United prior to the equity offering will be significantly reduced after the equity offering. Also, even if the equity offering is completed, there is no assurance that Management's goals as set forth in this Proxy Statement/Prospectus will be attained.

DILUTION OF AVID SHAREHOLDERS

         Avid shareholders will experience dilution upon consummation of the Merger because of the number of shares of common stock outstanding.

                                THE AVID MEETING

         This Proxy Statement/Prospectus if furnished to Avid shareholders in connection with the solicitation on behalf of the Avid Board of Directors of proxies to be used at the Avid Special Meeting to be held on ___________________, 2002, at 11:00 A.M., local time, at the offices of
Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, and at any postponement or adjournment thereof. The form of proxy to be used in connection with the Avid Special Meeting has been enclosed with the copies of this Proxy Statement/Prospectus sent to Avid shareholders.

PURPOSE

         The purpose of the Avid Special Meeting is to consider and vote upon approval of the Merger Agreement and Articles of Merger.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Each Avid shareholder of record at the close of business on ____________________, 2002, will be entitled to one vote for each share then registered in such shareholder's name. As of that date, there were outstanding and entitled to vote _____ shares of Avid common stock. A majority of the outstanding Avid common stock will constitute a quorum for the transaction of business at the Avid Meeting.

VOTE REQUIRED

         Approval of the Merger Agreement and Articles of Merger require the affirmative vote of a majority of the outstanding shares of Avid common stock.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

         A proxy in the form accompanying this Proxy Statement/Prospectus, if properly executed and received by Avid before the Avid Special Meeting and not revoked, will be voted as specified therein. If no specification is made, the shares represented by the proxy will be voted FOR approval of the Merger Agreement and Articles of Merger. The cost of soliciting proxies from Avid shareholders will be borne by Avid. Avid will solicit proxies by mail, and directors, officers and employees of Avid may solicit proxies by telephone, telegraph or in person. Any proxy relating to the Avid Special Meeting may be revoked by the person executed it at any time before it is voted, by filing with the Secretary of Avid a written revocation or duly executed proxy bearing a later date or by attendance at the Avid Special Meeting and voting in person; however, mere attendance at the Avid Special Meeting will not itself have the effect of revoking the proxy.

OTHER BUSINESS

         The Avid Board of Directors knows of no other matter that will come before the Avid Special Meeting. However, if any other matter is properly brought before the Avid Special Meeting, the proxy holders will vote in accordance with their best judgment.


                            UNITED SHAREHOLDER ACTION

         Under Nevada law, the action to approve the Merger may be taken by the unanimous written consent of the holders of all outstanding United common stock. United has 333,000 shares of common stock outstanding, all of which are held by Mr. Frank Jakovac. Mr. Jakovac has indicated that he will execute a written consent in favor of the Merger. Upon obtaining such consent, all required United shareholder action will have been taken and the Merger Agreement shall thereupon have been adopted by United.

                               THE PROPOSED MERGER


GENERAL

BASIC TERMS OF MERGER

         Upon the consummation of the Merger, Avid will be merged with and into Merger Co., a wholly-owned subsidiary of United, as a result of which Merger Co. will be the surviving entity and will assume all of Avid's assets and liabilities. United is actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

         On the effective date of the Merger, the rights of holders of United and Avid securities will be affected as follows:

         (a) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; as a result, Avid common shareholders' rights as Avid shareholders shall terminate and shall be replaced by their ownership of United common stock.

         (b) Options outstanding under the Avid 2000 Stock Incentive Plan shall terminate effective as of the effective date of the Merger.

         (c) The holders of avid common stock purchase warrants, which represent the right to purchase up to 424,714 shares of avid common stock at exercise prices ranging from $0.01 To $1.50, shall receive in exchange therefor United common stock purchase warrants which represent the right to purchase one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share.

         (d) All securities of United outstanding prior to the Effective Time shall remain outstanding after the Effective Time.

         As a result of the Merger, Avid will be merged with and into Exchange Corp., which is a wholly-owned subsidiary of United. Merger Co. will be the surviving corporation of this Merger, and all rights, powers, duties and obligations of Avid prior to the Merger shall be assumed by Merger Co. after the Merger. Avid's creditors prior to the Merger shall become creditors of Merger Co. after the Merger. Merger Co. is a corporation, which was formed for the purpose of the Merger and has engaged in no substantial business operations.

BACKGROUND OF MERGER

         Consummation of the Merger and the equity offering are, therefore, the final steps in the process of consolidating the Avid and United business plans and seeking potential operating businesses and business opportunities with the intent to acquire or merge. Through the Merger, Avid shareholders will become shareholders of United.

BUSINESS REASONS FOR THE MERGER

         In reaching its decision to approve the Merger Agreement and to recommend its acceptance by Avid shareholders, the Avid Board of Directors considered the effects of the Merger through Board of Directors discussions and discussions with Avid's management, and reviewed the terms and conditions of the transactions contemplated by the Merger Agreement. The Avid Board of Directors analyzed the consideration to be received by the Avid shareholders in the Merger. The Avid Board of Directors considered a number of factors, with the following being the material factors:

         (1)   Avid currently has no operations.

         (2)   Avid's liabilities greatly exceed its tangible assets.

         (3) Financing has not been, and is not likely to become, available to Avid due to recent events; including, but not limited to the termination of the Dockers Golf license. Management believes other financing should become feasible to United after the Merger.

         (4)   The Avid shareholders will become United shareholders.

         (5) The receipt of United common stock in the Merger is intended to be a tax-free exchange to the Avid shareholders.

         (6) The prospects for assembling a qualified management team and for obtaining adequate capital and financing to merge with or acquire a business opportunity, if identified, should be greater than those available to Avid.

         (7) The number of shares of United common stock outstanding will mean that Avid shareholders will experience substantial dilution upon consummation of the Merger.

         (8) The Board of Directors considered those matters described above under "RISK FACTORS."

         In view of the variety of factors considered, the Board of Directors of Avid did not find it practical to quantify or otherwise attempt to attach relative weights to specific factors considered. Based on its deliberations, the Board of Directors of Avid has determined that the Merger is in the best interests of Avid and its shareholders. The Board of Directors also considered and gave weight to the interests which certain officers and directors of Avid and United have in connection with the Merger. Management believes that the benefits of the Merger for United include, but are not limited to, the business experience and personal contacts of Avid's management, as well as the public company status of Avid.

         While there can be no assurance that all the above factors which are stated as objectives can be fulfilled through the Merger, in assessing the possibility of merging with or acquiring a business opportunity after the Merger, management did perform certain inquiries and did consider certain matters relating to the proposed Merger. With respect to its belief that United, after the Merger, should have greater prospects for assembling a qualified management team, management relied upon the experience of Messrs. Jakovac and Handlon, who have substantial business experience. With respect to its belief that United after the completion of the Merger should achieve improved financial conditions and operations, management relied on its internally-generated business plan, which indicates that United can achieve profitability, assuming that (i) at least $1,000,000 is raised in an equity or debt financing; (ii) United successfully consummates a merger or acquisition of a business opportunity; and (iii) there is continuing availability of qualified management personnel for what is a relatively new venture. Management has no reason to believe that the assumptions used in preparing its business plan are not reasonable.

         The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and unanimously recommends that the Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger.

INTERESTS OF CERTAIN AVID DIRECTORS AND OFFICERS IN THE MERGER

         In considering the proposed Merger, shareholders should be aware that certain members of Avid's and United's management and Board of Directors have certain interests which might present them with conflicts of interest in connection with the Merger. Mr. Frank Jakovac, Chief Executive Officer, President and a director of Avid immediately prior to the effective date of the Merger, is also currently the President and sole director of United and will remain a director of United immediately after the effective date of the Merger.

         In voting on major corporate transactions such as mergers and significant acquisitions, corporate boards frequently adopt special procedures to allow disinterested directors the opportunity to consider and vote upon such transactions free from the influence of interested directors. Although the term "interested director" does not have a precise, accepted definition, in its broadest sense, it would include all persons who are or were officers of a company, controlling shareholders of the company, and employees or associates of controlling shareholders. Under this broad definition, Avid has two (2) disinterested directors.

OUTSTANDING UNITED SECURITIES

         United currently has outstanding 333,000 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the effective date of the Merger).

STOCK OWNERSHIP

         At December 31, 2001, officers and directors of Avid held 400,000 shares of common stock, representing under 1% of the shares then outstanding.


EXPENSES OF THE MERGER

         If the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.


ACCOUNTING TREATMENT

         It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Avid as the acquirer (reverse acquisition). Avid will be treated as the acquirer for accounting purposes because it is intended that the shareholders of Avid will control Merger Co. after the Merger. The historical financial statements prior to the effective date of the Merger will be those of Avid.


THE MERGER AGREEMENT

         Avid, United and Merger Co. entered into the Merger Agreement on __________________, 2002. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Articles of Merger, copies of which are attached as Annex I and Annex II to this Proxy Statement/Prospectus and incorporated herein by reference.

EFFECTIVE DATE OF THE MERGER

         The Merger will become effective on the date the Articles of Merger filed with the Secretary of State of the State of Nevada become effective. Avid and United intend that the effective date will occur as soon as reasonably practicable after the Avid Meeting takes place.

EFFECT OF THE MERGER; CONVERSION OF SHARES

         On the effective date, Avid will be merged with and into Exchange Corp., the separate corporate existence of Avid will terminate, and Exchange Corp., as the surviving corporation, will own all of the assets and will be responsible for all of the liabilities of Avid and Merger Co. By virtue of the Merger, fifty (50) issued and outstanding shares of Avid common stock will be converted into one (1) share of United common stock.

NO EXCHANGE OF CERTIFICATES REQUIRED

         Holders of Avid common stock certificates will not be required to surrender the certificates representing their shares.

AVID ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

         The Articles of Merger provide that the Articles of Incorporation and By-Laws of Merger Co., as in effect immediately prior to the effective date, will be the Articles of Incorporation and By-Laws of Avid immediately after the effective date and thereafter will continue to be its Articles of Incorporation and By-Laws until amended as provided therein and under Nevada law.

         Mr. Frank Jakovac, a director of Avid holding office immediately prior to the effective date will be the sole director of Merger Co. and United, respectively, on the effective date. In addition, Mr. Jakovac, the Chief Executive Officer and President of Avid immediately prior to the effective date, and Mr. James Handlon, the Chief Operating Officer of Avid immediately prior to the effective date, will be the officers of Merger Co. (holding the same office as they held with Avid) after the effective date.



UNITED ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

         The Articles of Incorporation and By-Laws of United, as in effect immediately prior to the effective date (copies of which are attaches as Annexes III and IV to this Proxy Statement/Prospectus), will remain the Articles of Incorporation and By-Laws of United immediately after the effective date until amended as provided therein and under Nevada law.

         Mr.  Frank  Jakovac,   the  sole  director  of  United  holding  office
immediately prior to the effective date, will continue to be the sole director of United at the effective date.

CONDUCT OF BUSINESS PENDING THE MERGER

         Avid currently has no operations and little or no cash on hand. Avid's liabilities greatly exceed its assets.

CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

         Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the fulfillment of the following conditions:

         (a) The Merger Agreement (including, without limitation, the Plan of Merger contained therein and in the Articles of Merger) and the Merger shall have been approved by the requisite vote of Avid's shareholders and by United's shareholders.

         (b) The issuance of United common stock in connection with the Merger shall have been approved by United's shareholders.

         (c) The registration statement to which this Proxy Statement/Prospectus is related shall have become effective with the Securities and Exchange Commission, and no stop order suspending such effectiveness shall have been issued or proceedings for such purpose shall have been instituted, and this Proxy Statement/Prospectus shall not contain an untrue statement of a material fact and shall not omit any statement required to be contained herein or necessary to make any statement contained herein, in the light in which made not misleading.

         (d) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal.

         (e) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes illegal or otherwise prevents the consummation of the Merger shall have been issued and shall remain in effect.

         (f) No party to the Merger Agreement shall have terminated the Merger Agreement as permitted therein.

         The obligations of Avid to effect the Merger are subject to the fulfillment of the following further conditions:

         (a) The representations and warranties of United set forth in Article ___ of the Merger Agreement shall be true as of the date of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to Avid) and shall be true and correct as of the effective date as if made at the effective date.

         (b) United shall have furnished to Avid certified copies of the text of the resolutions by which the respective Boards of Directors and shareholders of United and Merger Co. approved the Merger Agreement, the Merger and the issuance of United common stock in connection with the Merger, as applicable:

         The obligations of United and Merger Co. to effect the Merger are subject to the fulfillment of the following further conditions:

         (a) The representations and warranties of Avid set forth in Article ___ of the Merger Agreement shall be true as of the ate of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to United) and shall be true and correct as of the effective date as if made at the effective date.

         (b) Avid shall have furnished to United certified copies of the text of the resolutions by which the Board of Directors and shareholders of Avid approved the Merger Agreement (including, without limitation, the Plan of Merger contained therein) and the Merger.

         (c) There shall not have been any law, rule or regulation enacted or promulgated after the date of the Merger Agreement, directly or indirectly, (i) imposing material limitations on the ability of United effectively to acquire or hold or to exercise full rights of ownership of Avid, or (ii) imposing material limitations on the ability of either United or Avid to continue effectively all or any material portion of its respective business as conducted prior to the date of the Merger Agreement or to continue to own or operate effectively all or any material portion of its respective assets as owned or operated prior to such date, or (iii) imposing material limitations on the ability of United to continue effectively all or any material portion of Avid's business as conducted prior to the date of the Merger Agreement or to continue to own or operate effectively all or any material portion of Avid's assets as owned or operated prior to such date.

         Any conditions to a party's obligation to consummate the Merger (other than Avid and United shareholder approval) may be waived by such party before or after such party's shareholders taking action on the Merger and the Merger consummated without another vote of the Avid shareholders subject to the provision described below under "Amendment and Termination of the Merger Agreement an the Articles of Merger, Effect of Termination." In general, Avid would determine to waive a condition only on the basis of a judgment that, notwithstanding waiver of the particular condition, the Merger is still in the best interests of its shareholders. If such a waiver would have a material adverse impact on the Avid shareholders and, under applicable state or federal law or the terms of the Merger Agreement, Avid would be required to re-solicit proxies from its respective shareholders, it will do so.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND THE ARTICLES OF MERGER; EFFECT OF TERMINATION

         The Merger Agreement may be amended by Avid and United (whose approval shall be binding upon Merger Co.); provided, however, that, after approval of the Merger by the shareholders of Avid, no amendment may be made which would materially and adversely affect the shareholders of Avid, without the further approval of the shareholders of Avid.

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Avid:

         (a) by mutual consent of the Boards of Directors of United and Exchange Corp. and the Avid Board of Directors; or

         (b) by United or Avid if the Avid Special Meeting is held and, at such Special Meeting, the vote regarding the Merger contemplated to be taken thereat is taken and the requisite approval is not obtained or if the approval of the shareholders of United is not obtained;

Provided, however, that no party shall have the right to terminate the Merger Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party. The termination of the Merger Agreement shall automatically terminate the Articles of Merger.

         In the event of the termination of the Merger Agreement by any party as provided therein, the Merger Agreement shall become void and there shall be no liability thereunder on the part of any party or its respective officers and directors except liability on the part of any party for intentional breach or misrepresentation or common law fraud and except that the agreements regarding expenses and confidentiality contained in the Merger Agreement shall survive the termination thereof.

TREATMENT OF AVID STOCK OPTIONS

         As of the effective date, options outstanding under Avid's 2000 Stock Incentive Plan shall terminate.

RESTRICTIONS ON RE-SALES BY AFFILIATES

         The shares of United common stock issuable in the Merger have been registered under the 1933 Act. Therefore, such shares may be traded freely and without restriction by those Avid shareholder not deemed to be "affiliates" of Avid or United (as such term is used in Rule 145 under the 1933 Act). Those persons who are deemed affiliates of Avid or United will be restricted from publicly selling the shares of United common stock they receive in connection with the Merger unless such sales are made pursuant to either an effective registration statement under the 1933 Act or an exemption from registration. United is not required to provide any such registration statement (and this Proxy Statement/Prospectus may not be used for selling such shares), nor is it required to take any action to make any such exemption available.

         The Avid shareholders who are deemed to be affiliates of Avid or United may, however, sell their shares in accordance with Rule 145 under the Securities Act. Rule 145 requires that affiliates sell shares of United common stock acquired in the Merger in accordance with certain provisions of Rule 144 under the Securities Act. Under such provisions, shares of United common stock acquired by affiliates in the Merger may be sold: (i) if current public information with respect to United (as required by the reporting requirements of the Securities Exchange Act of 1934) is available; (ii) if the stock is sold in a "broker's transaction" (as defined in the Rule); and (iii) if the amount of stock sold or to be sold by the affiliate within any three-month period does not exceed the greater of (a) one percent of the outstanding United common stock or
(b) the average weekly volume trading of United common stock on the NASDAQ system during the four-week period prior to the proposed sale.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         The shareholders of Avid common stock as of _____________, 2002 are entitled to dissent from the proposed Merger and obtain payment for the fair value of their shares under sections 78.3792-78.3793 of the Nevada Revised Statutes in connection with the Merger. If the Merger is consummated, each Avid shareholder, who has not voted in favor of the Merger and who otherwise complies with the Nevada Revised Statutes, will be entitled to such rights. The following discussion is not a complete statement of laws relating to appraisal rights and is qualified in its entirety by references to the Nevada Revised Statutes. All references in NRS Sections and in this summary to "shareholders" or "shareholders" are to the record holders of the shares of Avid common stock as to which appraisal rights are asserted.

         Under the Nevada Revised Statutes, holders of Avid common stock who desire to exercise their appraisal rights must satisfy all of the following conditions. A written notice of the shareholder's intent to demand payment for his shares if the proposed action is effectuated must be delivered to the Secretary of Avid before the taking of the vote on the Merger. The shareholder's notice of intent must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of the Nevada Revised Statutes.

         Avid shareholders electing to exercise their appraisal rights must deliver a notice of intent to: Secretary, Avid Sportswear & Golf Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212, so as to be received prior to taking the vote at the Special Meeting. The shareholder's notice of intent must specify the shareholder's name and mailing address, the number of shares of Avid common stock owned, and that the shareholder is thereby demanding appraisal of his shares.

         The shareholder's notice of intent must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares of Avid common stock. If the Avid common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the shareholder's notice of intent must be executed by the fiduciary. If the Avid common stock is owned of record by more than one person, as in a joint tenancy in common, the shareholder's notice of intent must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may executed the shareholder's notice of intent for a shareholder of record; however, the agent must identify the record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Avid Special Meeting.

         NRS Section 92A.400 provides that a shareholder may exercise appraisal rights for less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Avid common stock outstanding in the name of such shareholder.

         If the holders of more than one percent (1%) of the outstanding shares of Avid common stock object to the Merger, the Board of Directors of either United or Avid may terminate the Merger Agreement.

         If the Merger is approved by the holders of the requisite number of Avid shares, Avid shall give written notice of the adoption of the Merger Agreement within ten (10) days of such adoption to each Avid shareholder who filed a notice of intent and who did not vote for adoption of the Merger Agreement.

         Within twenty (20) days after the giving of notice to him, any shareholder who elects to dissent shall file with Secretary of Avid a notice of election to dissent, stating his name and address, the number, classes and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. An Avid shareholder who elects to exercise appraisal rights must deliver a notice of election to dissent to: Secretary, Avid Sportswear & Golf. Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. Any Avid shareholder failing to file a notice of election to dissent within such twenty
(20) day period shall be bound by the terms of the proposed corporate action. Any Avid shareholder filing a notice of election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing to the notice of election to dissent.

         Upon filing of a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided for in NRS Section and shall not be entitled to vote or to exercise any rights of a shareholder. A notice of election to dissent may be withdrawn in writing by the shareholder at any time before an offer is made by Avid to pay for his shares. After the time such offer is made, no such notice of election to dissent may be withdrawn unless Avid consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election if the notice of election to dissent is withdrawn, the proposed Merger is abandoned or rescinded or the shareholders of Avid revoke the authority to effect the Merger, no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Nevada Revised Statutes.

         Within ten (10) days after the expiration of the period in which shareholders may file their notices of elections to dissent, or within ten (10) days after the Merger is effected, whichever is later (but in no case later than ninety (90) days from the date the Merger was approved by the shareholders), Avid will make a written offer to each dissenting shareholder who has filed a notice of election to dissent to pay an amount which Avid estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the ninety (90) day period after the shareholders' authorization of the Merger, the offer may be made conditional upon the consummation of such action.

         If within thirty (30) days after the making of such offer the shareholder accepts the same, payment for his shares shall be made within ninety
(90) days after making of such offer or the consummation of the proposed Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have interest in such shares.

         If Avid fails to make such offer within the period set forth above or if Avid makes the offer and any dissenting shareholder fails to accept the same within thirty (30) days thereafter, then Avid, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty
(60) days after the date on which such corporate action was effected, shall (or at its election at any time within such period of sixty days may), file an action in any court of competent jurisdiction in Nevada, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder, as to whom Avid requests the court to make such determination, is entitled to receive payment for their shares. If Avid fails to institute the proceeding as set forth herein, any dissenting shareholder may do so in the name of Avid.

         The above information is a summary of the Nevada Revised Statutes relating to the procedure for the exercise of a shareholders' right of appraisal and is qualified in its entirety by reference to the full text of the Nevada Revised Statutes.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general summary of certain material United States federal income tax consequences of the Merger to Avid shareholders upon their exchange of Avid common stock for United common stock pursuant to the Merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date of this proxy statement-prospectus. There can be no assurance that future legislative, administrative or judicial changes will not affect the accuracy of the statements or conclusions set forth in this tax summary. Furthermore, this summary will not be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service with regard to the tax treatment of the Merger. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions reflected in this summary or that a court would not sustain such a challenge. This summary is limited to Avid shareholders that hold their shares as a capital asset and does not consider the tax treatment to shareholders that hold their shares through a partnership or other pass-through entity. This summary does not address all aspects of United States federal income taxation that may be applicable to Avid shareholders in light of their particular circumstances or to Avid shareholders subject to special treatment under United States federal income tax law, such as:

      o    certain United States expatriates;

      o shareholders that hold Avid common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment;

      o Avid shareholders whose functional currency is not the United States dollar;

      o Avid shareholders who acquired Avid common shares through exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

      o    foreign persons and entities;

      o    financial institutions;

      o    insurance companies;

      o    tax-exempt entities;

      o    dealers in securities; and

      o    traders in securities that mark-to-market.

Furthermore, this summary does not address any aspect of state, local or foreign taxation.


MERGER

We intend to treat the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Provided that the Merger is respected as such: (i) no gain or loss will be recognized by an Avid shareholder who exchanges Avid shares solely for United shares; (ii) the basis of United shares received by an Avid shareholder will equal the basis of the Avid shares exchanged therefor; and (iii) the holding period of the United shares received by an Avid shareholder in the merger will include the holding period of the shareholder's Avid shares.


REPORTING REQUIREMENTS

An Avid shareholder who receives United shares in the merger should file a statement with his or her United States federal income tax return for the taxable year in which the Merger takes place setting forth his or her tax basis in the Avid shares exchanged in the Merger and the fair market value of the United shares and the amount of any cash received in the Merger. In addition, Avid shareholders will be required to retain permanent records of these facts relating to the Merger.

THE SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH AVID SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME, REPORTING OR OTHER TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER.

GOVERNMENTAL FILINGS

         Avid has determined that no filings or approvals are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Avid and United are not currently aware that any governmental permits, approvals, consents or similar actions are required for consummation of the Merger except for federal and state approvals under applicable securities laws.

MARKET PRICES OF AVID COMMON STOCK

         The company's common stock began trading on the Over-the-Counter Bulletin Board on March 24, 1998, under the symbol GFIO. On July 22, 1999, our company's symbol was changed to AVSG. On December 2, 1999, our company's common stock was no longer eligible for quotation on the Over-the-Counter Bulletin Board because our company's Registration Statement on Form 10-SB had not been declared effective by the Commission as of that date. On that date, our company's common stock began trading on the pink sheets. Our company began trading again on the Over-the-Counter Bulletin Board, May 9, 2000. The company's high and low bid prices by quarter during 1999, 2000 and 2001 are as follows(1):

                                              CALENDAR YEAR 2001(2)
                                           ------------------------
                                             HIGH BID     LOW BID
                                             --------     -------
                 First Quarter               $0.1400      $0.0350
                 Second Quarter              $0.1350      $0.0080
                 Third Quarter               $0.1620      $0.0061
                 Fourth Quarter              $0.0400      $0.0019

                                             CALENDAR YEAR 2000(2)
                                           -------------------------
                                             HIGH BID     LOW BID
                                             --------     -------
                 First Quarter               $0.8100      $0.2500
                 Second Quarter              $0.6250      $0.2500
                 Third Quarter               $0.6875      $0.2550
                 Fourth Quarter              $0.4063      $0.0938


                                             CALENDAR YEAR 1999(2)
                                           -------------------------
                                             HIGH BID     LOW BID
                                             --------     -------
                 First Quarter               $2.0000      $0.7500
                 Second Quarter              $1.4688      $0.8750
                 Third Quarter               $1.1250      $0.6875
                 Fourth Quarter              $1.0938      $0.2500


         On February 5, 2002, our company's high and low bid prices were $0.0012, respectively.

(1)    These   quotations   reflect   high   and  low  bid   prices   from   the
       Over-the-Counter Bulletin Board and the pink sheets.

(2)    These  quotations reflect  inter-dealer  prices,  without retail mark-up,
       mark-down  or  commission,  and may  not  necessarily   represent  actual
       transactions.

                            DESCRIPTION OF SECURITIES

         AUTHORIZED CAPITAL STOCK. The authorized capital stock of our company consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of February 5, 2002, our company has 148,933,309 shares of common stock outstanding. The company also has the following options and warrants outstanding:

          TYPE               NUMBER OF SHARES           EXERCISE PRICE
        --------             ----------------           --------------
        Options                   600,000                   $0.30
        Options                   475,000                   $0.35
        Warrants                  100,000                   $0.50
        Warrants                  285,714                   $1.50
        Warrants                   39,000                   $0.01

         The following description is of the material terms of our capital stock. Additional information may be found in our company's articles of incorporation included as an exhibit to our Registration Statement on Form 10-SB (as amended) filed with the Securities and Exchange Commission.

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. The company has no present plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

         The following provisions of the Articles of Incorporation and Bylaws of our company could discourage potential acquisition proposals and could delay or prevent a change in control of our company. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Currently, Avid does not have any available authorized shares of common stock.

         BLANK CHECK PREFERRED STOCK. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

         NEVADA BUSINESS COMBINATION LAW. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of our company or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

     o The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

     o A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

     o The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder,  satisfies  the fair  value  requirements  of Section
              78.441 of Nevada Revised Statutes.

         SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders of our company may be called by its Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.

         TRANSFER AGENT AND REGISTRAR. Transfer Online is the transfer agent and registrar for our common stock. Its address is 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.


DESCRIPTION OF UNITED CAPITAL STOCK

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

COMPARISON OF RIGHTS OF SHAREHOLDERS

      Both Avid and United are incorporated under the laws of the State of Nevada. The rights of Avid shareholders are governed by Nevada law and Avid's Articles of Incorporation and By-Laws. The rights of United shareholders are governed by Nevada law and United's Articles of Incorporation and By-Laws. Upon consummation of the Merger, Avid shareholders will become United shareholders and their rights will be governed by Nevada law and United's Articles of Incorporation and By-Laws. Therefore, the differences in the rights of Avid shareholders just prior to and immediately after the effective date of the Merger will be those resulting from the differences between the Articles of Incorporation and By-Laws of Avid and United.


                           INFORMATION CONCERNING AVID

BUSINESS OF AVID

         Currently, Avid has no on-going operations. Avid is seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely. Previously, through Avid's wholly-owned subsidiary, it designed, manufactured and marketed distinctive premium and moderately-priced sportswear. Avid sold its products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Until May, 2001, Avid's sportswear was marketed under three distinct labels: Avid Sportswear, British Open collection and Dockers Golf. On January 19, 2001, Avid received a letter from IMG that the company was in default of the license with The Championship Committee Merchandising Limited for failure to pay timely its royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. On April 30, 2001, IMG subsequently terminated this license. On May 9, 2001, the Dockers Golf label was terminated by the licensor. From its incorporation on September 19, 1997 until March 1, 1999, Avid had no operations. On March 1, 1999, Avid acquired Avid Sportswear, Inc., which had been in the business of designing, manufacturing and marketing golf apparel since October 6, 1988. For accounting purposes, the acquisition was treated as a purchase of Avid Sportswear, Inc. All of Avid's business operations had been conducted through Avid Sportswear, Inc.

         On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss &Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of the company's total product sales during the Year 2000. Due to the loss of this license, Avid's operating results for the quarter ended September 30, 2001 will not be indicative of future results. Avid believes that the loss of this license will have a material adverse effect on its results of operations in future periods. As a result of the loss of this license, Avid has no ongoing operations.

         On May 17, 2001, Barnum Mow, the President of Avid Sportswear, Inc. resigned. In addition, on May 14, 2001, Stephen A. Korn, the Chief Financial Officer of Avid Sportswear, Inc., was terminated by the company and, on May 29, 2001, the Executive Vice-President of Merchandising and Design of Avid Sportswear, Inc. resigned.

         On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount oF $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Korn. Mr. Korn filed a complaint against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violations of Labor Code ss.ss. 201 and 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penaLTY in accordance with Labor Code ss. 203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice-President of Merchandising and Design of Avid's wholly-owned subsidiary. Mr. Roderick filed a complaint against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

         On May 22, 2001, Avid received a letter from GE Capital Commercial Services, Inc. that, effective May 22, 2001, it was terminating its obligation to make any further advances to Avid pursuant to the Factoring Agreement between Avid and GE Capital Commercial Services, Inc. In addition, GE Capital Commercial Services, Inc. declared all of the advances and other obligations owing by Avid to GE Capital Commercial Services, Inc. to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

         On July 24, 2001, Avid hired Frank Jakovac as its new President and Chief Executive Officer. Also, on July 24, 2001, Avid hired James Handlon as its new Chief Operating Officer and Michelle Mathis as its new Director of Corporate and Legal Affairs. Messrs. Jakovac and Handlon and Ms. Mathis were also elected as members of its company's Board of Directors. Effective December 1, 2001, the employment agreements for Messrs. Jakovac and Handlon and Ms. Mathis were terminated by the mutual consent of Avid and each respective individual. Messrs. Jakovac and Handlon and Ms. Mathis continue to remain as officers and directors of Avid.

         On August 16, 2001, Jerry L. Busiere resigned as a director of Avid. On September 24, 2001, Earl T. Ingarfield resigned as Chairman of the Board of Directors of Avid. On December 1, 2001, Michael LaValliere resigned as a director of Avid.

AVID MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF AVID'S OPERATIONS

PLAN OF OPERATIONS

         Currently, Avid has no on-going operations. We are seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely.

         ADDITIONAL FUND RAISING ACTIVITIES. As of September 30, 2001, we had $90,143 cash-on-hand. We currently have little or no cash-on-hand. We have historically funded our operations through a combination of internally generated cash, funds loaned to our company by certain of our officers and directors and through the sale of securities. We will need to raise additional funds to execute a new business strategy. Our current liabilities exceeded our current assets as of September 30, 2001.

         Avid's new management believes that approximately 19,225,000 shares of common stock were issued without approval of the board of directors and without appropriate restrictive legends. The company has retained a consultant experienced in these matters to perform an independent review of these transactions, as well as all related party transactions.

         SUMMARY OF ANTICIPATED PRODUCT DEVELOPMENT. We spent approximately $280,000 and $417,000 on product development in 1999 and 2000, respectively. Our company does not have any available funds for any further product development and is re-evaluating our product development efforts in light of the termination of the Dockers Golf label and the British Open Collection label.

         SIGNIFICANT PLANT AND EQUIPMENT PURCHASES. In 2000, we purchased computer hardware and software, telephone and embroidery equipment at a cost of approximately $734,000. In 2001, we do not anticipate purchasing additional equipment.

         CHANGES IN NUMBER OF EMPLOYEES. We currently have one (1) employee. As shown in the following chart, we do not anticipate hiring additional personnel during 2001. We believe that our personnel will be adequate to accomplish the tasks set forth in the plan.

                                                         CURRENT
         DEPARTMENT                                     EMPLOYEES
         ------------------------------------------     ---------
         Administrative and Other Support Positions         1
         Total Employees                                    1

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

         The following table sets forth, for the periods presented, the percentage of net sales represented by certain items in our company's Consolidated Statement of Operations for the three and nine months ended September 30, 2001 and 2000:

                         THREE MONTHS  THREE MONTHS   NINE MONTHS  NINE MONTHS
                             ENDED         ENDED         ENDED        ENDED
                         SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                             2001          2000          2001         2000
                         ------------  ------------- ------------- -------------
Sales, net                  100.0%        100.0%        100.0%        100.0%
Cost of goods sold         (82.1%)       (73.8%)       (72.3%)       (85.0%)
Gross margin                 17.9%         26.2%         27.7%         15.0%
Operating expenses        (188.0%)      (107.6%)       (53.4%)      (111.0%)
(Loss) from operations    (170.1%)       (81.4%)       (25.8%)       (96.0%)
Interest expense            (4.6%)        (0.9%)        (2.5%)        (5.4%)
Net loss                  (167.5%)       (36.3%)       (27.5%)      (100.8%)


THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000

         As a result of the termination of the Dockers Golf license, the following results are not indicative of future results.

         Our results of operations for the three-month periods ended September 30, 2001 and 2000, respectively, included three months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

         SALES, NET. Sales, net decreased $0.6 million, or 27.5%, from $2.2 million to $1.6 million in the three months ended September 30, 2001 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales subsequent to the termination of the Dockers Golf license on May 9, 2001.

         COST OF GOODS SOLD. Cost of goods sold decreased $0.3 million, or 19.4%, from $1.7 million to $1.3 million in the three months ended September 30, 2001 compared to the same period in the prior year. Cost of goods sold as a percentage of sales, net, increased from 73.8% in the three months ended September 30, 2000 to 82.1% in the three months ended September 30, 2001. This increase was primarily attributable to discounts on prices given in close-out sales after the termination of the Dockers Golf License.

         GROSS PROFIT. Gross profit decreased $0.3 million, or 50.4%, from $0.6 to $0.3 million in the three months ended September 30, 2001, compared to the same period in the prior year. Gross profit as a percentage of sales, net decreased from 26.2% to 17.9% in the three months ended September 30, 2000 and 2001, respectively. This decrease was primarily attributable to the decrease in sales, net in the current period compared to the same period in the prior year.

         SELLING EXPENSES. Selling expenses decreased $1.1 million, or 95.5%, form $1.2 million to $52,929 in the three months ended September 30, 2001 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $1.0 million, or 86.5%, from $1.1 million to $2.1 million in the three months ended September 30, 2001 compared to the same period in the prior year. This increase was primarily attributable to the increased expense associated with the addition of management personnel at our wholly-owned subsidiary.

         INTEREST EXPENSE. Interest expense increased $54,245 or 256.9%, in the three-month period ended September 30, 2001, compared to the same period in the prior year.

         NET LOSS. Net loss increased $1.9 million, or 234.2%, from $0.8 million to $2.7 million in the three months ended September 30, 2001 compared to the same period in the prior year. This increase was primarily attributable to a reduction in sales subsequent to the termination of the Dockers Golf label on May 9, 2001 and the increase in general and administrative expenses. We anticipate that our net loss will increase as a result of the termination of the Dockers Golf license.

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000

         As a result of the termination of the Dockers Golf license, the following results are not indicative of future results.

         Our results of operations for the nine-month periods ended September 30, 2001 and 2000, included nine months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

         SALES, NET. Sales, net increased $13.7 million, or 231.8%, from $5.9 million to $19.6 million in the nine months ended September 30, 2001, compared to the same period in the prior year. This increase is primarily attributable to increased sales efforts in connection with the Dockers golf product line prior to termination on May 9, 2001.

         COST OF GOODS SOLD. Cost of goods sold increased $9.2 million, or 182.2%, from $5.0 million to $14.2 million in the nine months ended September 30, 2001 compared to the same period in the prior year. Cost of goods sold as a percentage of sales net, decreased from 85.0% in the nine months ended September 30, 2001 to 72.3% in the nine months ended September 30, 2001. This decrease was primarily attributable to the reduced need to give concessions to customers caused by late shipping and the decreased liquidation of inventory from prior seasons.

         GROSS PROFIT. Gross profit increased $4.5 million, or 513.2%, from $0.9 million to $5.4 million in the nine months ended September 30, 2001 compared to the same period in the prior year. Gross profit as a percentage of sales, net increased from 15.0% to 27.7% in the nine months ended September 30, 2001. This increase was primarily attributable to the increase in sales, net in the current period and the decrease of the cost of goods sold as a percentage of sales, net in the current period compared to the same period in the prior year.

         SELLING EXPENSES. Selling expenses decreased $1.2 million, or 46.7%, from $2.5 million to $1.3 million in the nine months ended September 30, 2001 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $1.9 million, or 50.3%, from $3.8 million to $5.7 million in the nine months ended September 30, 2001 compared to the same period in the prior year. This increase was partially attributable to the operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

         INTEREST EXPENSE. Interest expense increased $0.2 million, or 52.5%, in the nine-month period ended September 30, 2001, compared to the same period in the prior year. This increase consisted primarily of $0.2 million of interest expense to reflect a discount given in connection with the conversion of debt to equity. In total, during the nine-month period ended September 30, 2001, $1.2 million of debt was converted into 59.3 million shares of common stock at an average price of $0.01 per share. The company has retained a consultant experienced in these matters to perform an independent review of these transactions, as well as all related party transactions.

         NET LOSS. Net loss decreased $0.6 million, or 9.5%, from $6.0 million to $5.4 million in the nine months ended September 30, 2001 compared to the same period in the prior year. This decrease was primarily attributable to the increase in sales, net, prior to the termination of the Dockers Golf label on May 9, 2001, and the decrease in cost of goods sold as a percentage of sales, net in the nine-month period ended September 30, 2001.

         LIQUIDITY AND CAPITAL RESOURCES. As of September 30, 2001, we had $90,143 cash-on-hand and our current liabilities exceeded our current assets. We currently have little or no cash-on-hand. A discussion of how we generated and used cash in the three-month period follows:

         OPERATING ACTIVITIES. Our operating activities used $2.0 million in cash during the nine-month period ended September 30, 2001, consisting mainly of a net loss of $5.4 million and an increase in accounts receivable of $0.8 million. These items were partially offset by depreciation and amortization expenses of $2.3 million, a decrease in accounts payable of $1.0 million, a decrease in inventory of $1.5 million and an increase in due from factor of $0.7 million.

         INVESTING ACTIVITIES. Our investing activities used $14,854 in cash during the nine-month period ended September 30, 2001, consisting mainly of the cost of new financing.

         FINANCING ACTIVITIES. Financing activities provided net cash of $2.1 million, generated mainly by the issuance of convertible debentures for cash of $0.9 million, issuance of common stock for cash of $0.7 million, proceeds from subscribed stock of $0.2 million, proceeds from related party notes payable of $0.4 million, partially offset by payments of notes payable of $0.1 million and payments on related party notes payable of $0.4 million.

         Due to our significant quarterly losses and the loss of the Dockers Golf and British Open Collection product lines, we will need to rely on external financing to fund our operations for the foreseeable future. Expenses increased in the nine months ended September 30, 2001 due to, among other things, the increase in general and administrative expenses.

         In August 2000, we entered into a factoring, letter of credit and revolving inventory facility. On May 22, 2001, the factor terminated its obligations to make any further advances to our company under the factoring agreement and declared all of the advances and obligations owing by our company to the facto to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

         As of August 18 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Earl T. Ingarfield, Michael LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank.

         In November 2000, our company raised $300,000 in gross proceeds and $255,000 in net proceeds from the sale of convertible debentures. See "Item 2. Changes in Securities and Use of Proceeds."

         On November 28, 2000, we entered into a Line of Credit with GMF Holdings, Inc. Pursuant to the Line of Credit, GMF Holdings, Inc. agreed to acquire up to $10 million of our debentures. The debentures are convertible into shares of our common stock at a conversion price equal to 80% of the closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our company's common stock is traded for the 10 days immediately following the notice date of conversion. The timing of each sale and the number of debentures to be sold was at our discretion, subject to various conditions. Through December 31, 2001, our company has raised $1.2 from the sale of debentures pursuant to the Line of Credit and 59.3 million shares of our company's common stock have been issued upon conversion of the debentures. As a result of the loss of the Dockers' license, no additional funds pursuant to the Line of Credit are available to our company.

         In December 2000, our company raised $400,000 from the sale of 2,000,000 shares of common stock.

         On January 19, 2001, we received a letter form IMG that our company is in default of the license with The Championship Committee Merchandising Limited for failure to pay timely our royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. IMG subsequently terminated this license.

         On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end of season sales being greater than 25% of the company's total product sales during the Year 2000.

CONTINGENT LIABILITIES

         The company's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. The company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of
Section 5 of the 1933 Act. The company may be liable for rescission and other damages with respect to these sales.

         The Company's new management believes that the company may be liable for unpaid compensation to Mr. Earl Ingarfield pursuant to the Employment Agreement dated February 29, 2000 between Avid and Mr. Ingarfield.

OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO.

         On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc., and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of our company's total product sales during Year 2000. As a result of the loss of the license, our company has no ongoing operations.


THE PRESIDENT OF OUR WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, INC., RESIGNED ON MAY 17, 2001

         On May 17, 2001, Barnum Mow resigned as President of our wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of our company and as a director of Avid Sportswear, Inc. The operations of our company largely depended on the efforts and abilities of Mr. Mow. On July 26, 2001, Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code ss.
227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

LEGAL PROCEEDINGS

         On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Barnum Mow, former Chief Executive Officer of the wholly-owned subsidiary. Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code ss.ss. 227.3. Mr. Mow seeks damages in the amount of 444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Stephen A. Korn, former CFO of the wholly-owned subsidiary. Mr. Korn filed a complaint against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code ss.ss. 201 & 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss.203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

         On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice President of Merchandising and Design of the wholly-owned subsidiary. Mr. Roderick filed a complaint against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

DESCRIPTION OF PROPERTY

         Avid is currently renting office space on a month-to-month basis for approximately $2,000 per month. Management believes that the property is in good condition and is sufficient for its current operating plans.

                          INFORMATION CONCERNING UNITED


BUSINESS OF UNITED

         United has been a development stage company that has had no operations or income since its inception in November 2001. United has been active in seeking potential business opportunities with the intent to acquire or merge with such a business. United has limited cash and no other material assets. United currently does not have a source of revenue to cover operating costs to allow it to continue as a going concern. Further, there can be no assurance that United will have the ability to successfully consummate the acquisition or merger of any business opportunities that will be of material value to it.

UNITED'S PLAN OF OPERATIONS

         During the next twelve months, United will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. Because United lacks funds, it may be necessary for the officers and directors to either advance funds to the company or to accrue expenses until such time as a successful business consolidation can be made. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, United's officers and directors anticipate deferring any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if United engages outside advisors or consultants in its search for business opportunities, it may be necessary for it to attempt to raise additional funds. As of the date hereof, United has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital United will need to raise capital, most likely, the only method available to the company would be the private sale of its securities. Because of the nature of United as a development-stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that United will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the company.

         Currently, United's only officer is Mr. Frank Jakovac. United intends to hire Mr. James Handlon and Ms. Michelle Mathis upon the successful consummation of the Merger. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. management believes that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


          UNAUDITED PRO FORMA COMBINED, CONDENSED FINANCIAL STATEMENTS

                                             Consolidated Proforma Financial Statements
                                                             (Unaudited)

                                                                          United              Proforma
                                                     Avid                Companies           Adjustments
                                                 Sportswear &            Corp. and            Increase               Proforma
                                                  Golf Corp.           Subsidiaries          (Decrease)           Consolidated
                                               -----------------      ---------------     ---------------       ----------------
                                               (Sept. 30, 2001)       (Dec. 31, 2001)


                Balance Sheet
Current assets                                     $ 1,616,017         $        -         $   (1,525,874)       $      90,143

Equipment, net                                          88,806                  -                (88,806)                   -
Other assets                                            33,692                  -                (33,692)                   -
                                                   ------------        -----------        ---------------       --------------
        Total Assets                               $ 1,738,515         $        -         $   (1,648,372)       $      90,143
                                                   ============        ===========        ===============       ==============
Current liabilities                                $ 5,013,805         $        -         $      100,000        $   5,113,805
Long-term debt                                          90,610                  -                      -               90,610
                                                   ------------        -----------        ---------------       --------------
        Total Liabilities                            5,104,415                  -                100,000            5,204,415
                                                   ------------        -----------        ---------------       --------------
Common stock; $0.01 par value; 100,000,000
  shares authorized; 3,311,666 shares, issued
  and outstanding                                      147,933                750               (115,566)              33,117
Additional paid-in capital                          16,818,352                250                118,196           16,936,798
Common stock subscription receivable                  (717,450)              (190)                (3,440)            (721,080)
Accumulated deficit                                (19,614,735)              (810)            (1,747,562)         (21,363,107)
                                                   ------------        -----------        ---------------       --------------
        Total Stockholders' Equity (Deficit)        (3,365,900)                 -             (1,748,372)          (5,114,272)
                                                   ------------        -----------        ---------------       --------------
        Total Liabilities and Stockholers'
          Equity (Deficit)                         $ 1,738,515         $        -          $  (1,648,372)       $     90,143
                                                   ============        ===========        ===============       ==============
                Income Statement

Total Revenues                                     $ 5,426,333         $        -          $          -         $  5,426,333
Total Operating Expenses                           (10,481,424)              (810)              (99,190)         (10,581,424)
Total Other Income (Expense)                          (334,955)                 -                     -             (334,955)
Loss From Discontinued Operations                            -                  -            (1,648,372)          (1,648,372)
                                                   ------------        -----------        ---------------       --------------
Net Loss                                          $ (5,390,046)        $     (810)         $ (1,747,562)        $ (7,138,418)
                                                   ============        ===========        ===============       ==============
Basic Loss Per Share                                   $ (0.05)        $    (0.01)                              $      (2.16)
                                                   ============        ===========                              ==============

                   Consolidated Proforma Financial Statements
                                   (Unaudited)


                              Proforma Adjustments
                              --------------------

Loss from discontinued operations            1,648,372
        Current assets                                                 1,525,874
        Equipment, Net                                                    88,806
        Other assets                                                      33,692

To adjust for assets sold during fourth quarter 2001.

Stock subscription receivable                    3,440
        Common stock                                                       2,580
        Additional Paid-in Capital                                           860

To record additional shares issued to founder subsequent to December 31, 2001.

Operating expenses                             100,000
        Accounts payable                                                 100,000

To record fees associated with merger agreement.

Common stock                                   118,146

        Additional paid-in capital                                       117,336
        Accumulated deficit                                                  810

To record elimination entries for the reverse merger and stock exchange between Avid and Merger Co. on a 50-to-1 basis.




                         PRINCIPAL SHAREHOLDERS OF AVID

BENEFICIAL OWNERS

         As of February 5, 2002, other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                      SHARES
                                                BENEFICIALLY             PERCENT
NAME AND ADDRESS            TITLE OF CLASS             OWNED         OF CLASS(1)
----------------            --------------      ------------         -----------

Lido Capital Corporation     Common Stock        16,756,017              11.23%


-----------------------

(1) Applicable percentage is based on 148,933,309 shares outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage ownership of such person only.

DIRECTORS AND EXECUTIVE OFFICERS OF AVID

         The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of February 5, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of February 5, 2002, we had 148,933,309 shares of common stock outstanding.

                                      BENEFICIALLY
NAME AND ADDRESS                      OWNED SHARES           PERCENT OF CLASS(1)
--------------------------------      ------------           -------------------
Frank Jakovac                           400,000(2)                             *
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212

James Handlon                             - 0 -                             0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212

Michelle Mathis                           - 0 -                             0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


All officers and directors as a group   400,000                                *
(3 persons)

-----------------------

*        Less than 1%.

(1) Applicable percentage of ownership is based on 148,933,309 shares of common stock outstanding, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 5, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.




                        PRINCIPAL SHAREHOLDERS OF UNITED
                   AND SECURITY OWNERSHIP OF UNITED MANAGEMENT

         Mr. Frank Jakovac is the sole shareholder of United. As of February 5, 2002, United has 333,000 shares of common stock issued and outstanding, all of which is owned by Mr. Jakovac. Mr. Jakovac is the Chief Executive Officer, President and sole Director of United.


                                   MANAGEMENT


UNITED'S DIRECTORS AFTER THE MERGER

         Mr. Frank Jakovac will remain as United's sole director after the Merger.


EXECUTIVE OFFICERS

         Mr. Frank Jakovac will remain as United's President after the Merger.

AVID'S BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Avid's Board of Directors consists of Messrs. Frank Jakovac and James Handlon and Ms. Michelle Mathis. All three directors will remain as directors of Avid after the Merger.


AVID'S EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid by our company to its Chief Executive Officer and all other current executive officers who were serving as executive officers at the end of 2000 and 2001 and who received in excess of $100,000:


                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                        --------------------    -------------------------------------------------------
                                                                                RESTRICTED    SECURITIES
                                                                OTHER ANNUAL      STOCK       UNDERLYING      ALL OTHER
                                          SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION(S)   YEAR       ($)        ($)          ($)            ($)          (#S)            ($)
------------------------------   ----    -------      ------    ------------    ----------    ----------   -------------

Frank Jakovac(1)                 2001    $72,917          --             --             --            --              --
President, Chief Executive       2000         --          --             --             --            --              --
Officer and Director

Earl T. Ingarfield(2)            2001   $216,667          --             --             --            --              --
Former Chief Executive Officer,  2000   $325,000          --             --             --            --              --
President and Chairman of the
Board of Directors

Barnum Mow(3)                    2001   $152,692          --             --             --            --              --
Former President of Avid         2000   $300,000          --             --          --(4)         --(5)              --
Sportswear, Inc.

David Roderick, Executive        2001    $82,958          --             --             --            --              --
Former Vice-President of         2000   $150,000          --      12,500(6)             --            --              --
Merchandising and Design of
Avid Sportswear, Inc.


---------------------

(1) Mr. Jakovac became President, Chief Executive Officer and a Director in June 2001.

(2) Mr. Ingarfield became Chief Executive Officer, President and Chairman of the Board of Directors in June, 1998. On September 24, 2001, Mr. Ingarfield resigned as Chief Executive Officer and Chairman of the Board of Directors of Avid.

(3) Mr. Mow became Chief Executive Officer and President of our wholly-owned subsidiary on September 17, 1999. On May 17, 2001, Mr. Mow resigned as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(4) On January 17, 2000, our Company issued 1,200,000 shares of our common stock to Mr. Mow. These shares were forfeited pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

(5) On January 17, 2001, our Company granted 864,477 options to purchase our common stock. All of these options were terminated effective May 17, 2001 pursuant to Mr. Mow's resignation as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(6) Mr. Roderick's other annual compensation consists of a company car and automobile insurance.


EMPLOYMENT AGREEMENTS

         On June 25, 2001, the company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services was $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $255,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Jakovac was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Jakovac mutually agreed to terminate the agreement. Mr. Jakovac received no shares of common stock or options pursuant to the employment agreement.

         On June 25, 2001, the company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice-President and Chief Operating Officer. The base salary for services was $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $245,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Handlon was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Handlon mutually agreed to terminate the agreement. Mr. Handlon received no shares of common stock or options pursuant to the employment agreement.

         On June 25, 2001, the company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services was $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $100,000 per year, payable in semi-monthly installments. An initial bonus of 800,000 shares of common stock at $0.01 per share vested immediately, and $10,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Ms. Mathis was granted and fully vested in 1% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Ms. Mathis mutually agreed to terminate the agreement. Ms. Mathis received no shares of common stock or options pursuant to the employment agreement.

         On February 29, 2000, we entered into a three-year employment agreement with Mr. Ingarfield. Pursuant to this agreement, Mr. Ingarfield was employed as the Chief Executive Officer and President of Avid. Mr. Ingarfield had an annual base salary of $325,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Except in the event of a change of control or other special circumstance, Mr. Ingarfield's salary (less employment taxes) was to be paid quarterly in our company's stock on the last day of each calendar quarter. In addition, Mr. Ingarfield was to be entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors. Mr. Ingarfield was entitled to a company car. In the event that Mr. Ingarfield's employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason" (which includes a change of control), he was entitled to receive all accrued or earned but unpaid salary, bonus (defined as an amount equal to the prior years' bonus) and benefits for the lesser of the balance of the term or three years. In addition, Mr. Ingarfield was entitled to certain relocation expenses incurred in a change of principal residence. The agreement provided that Mr. Ingarfield will not compete with our company during his employment and for two years thereafter unless his employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason." Mr. Ingarfield has demand and piggy-back registration rights with respect to his stock in our company. Mr. Ingarfield may require our company to file a registration statement with respect to this stock on an annual basis. Mr. Ingarfield's employment with Avid was terminated on September 24, 2001.

         Our wholly-owned subsidiary entered into a three-year employment agreement with Barnum Mow, commencing September 17, 1999. Mr. Mow resigned from employment with Avid on May 17, 2001. On July 26, 2001, our company and our wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         Our wholly-owned subsidiary also entered into a five-year employment agreement with David Roderick, effective January 1, 1999. From January, 1999, until September, 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September, 1999, Mr. Roderick became the Executive
Vice-President of Merchandising and Design. His base salary was $181,000, subject to increases as determined by the employer. Mr. Roderick resigned from employment with Avid on May 29, 2001. On September 26, 2001, our company and our wholly-owned subsidiary were named in litigation with David Roderick, former
Executive Vice-President of Merchandising and Design of our wholly-owned subsidiary. Mr. Roderick filed a complaint against our company and our wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LOANS. From time to time we have entered into related party transactions primarily to finance the operations of our company. The company has borrowed money periodically from Messrs. Ingarfield, Browning and LaValliere. Some of the loans described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all loans from Mr. Ingarfield and Lido Capital Corporation are reflected as loans from Mr. Ingarfield. Below is a summary of all loans to and from related parties since January 1, 1998:

         o In January 1999, Mr. Browning loaned $50,000 to our company. In addition, Mr. Ingarfield repaid $237,000. Our company loaned an additional $126,500 to Mr. Ingarfield in January 1999.

         o In February 1999, Mr. Ingarfield repaid $20,000 to our company and our company loaned Mr. Ingarfield $5,704. In addition, Mr. LaValliere and Mr. Browning loaned $35,000 and $47,000, respectively, to our company.

         o In March 1999, Mr. Ingarfield repaid $500 to our company. In addition, our company loaned Mr. Ingarfield $15,000.

         o In April 1999, Mr. Ingarfield repaid $116,250 to our company and our company loaned an additional $26,562 to Mr. Ingarfield.

         o In May 1999, Mr. Ingarfield paid off the balance of his loan to our company in the amount of $53,516 and loaned our company $136,484. Further, our company repaid $40,292 to Mr. Ingarfield.

         o In June 1999, Mr. Ingarfield loaned $151,000 to our company and our company repaid $51,000 to Mr. Ingarfield.

         o   In July 1999, Mr. Ingarfield loaned $30,000 to our company.

         o   In August 1999, Mr. Ingarfield loaned $30,000 to our company.

         o   In September 1999, Mr. Ingarfield loaned $53,000 to our company.

         o   In October 1999, Mr. Ingarfield loaned $25,000 to our company.

         o   In November 1999, Mr. Ingarfield loaned $53,919 to our company.

         o In December 1999, Mr. Ingarfield loaned $394,509 to our company. In addition, Mr. Browning loaned $300,000 to our company. As described in more detail below, the entire outstanding principal balance, plus accrued interest, of Mr. Ingarfield's loan and $97,000 of Mr. Browning's loan were converted into shares of our common stock on December 28, 1999.

         Effective December 1, 1999, Messrs. Ingarfield, LaValliere and Browning entered into revolving convertible demand notes in the amounts of $1,500,000, $125,000 and $500,000, respectively. Each of these notes is due on demand and bears an annual interest rate of 10%. As of December 28, 1999, accrued but unpaid interest on these loans was $52,927, owed as follows: $39,131 to Mr. Ingarfield, $10,659 to Mr. Browning and $3,137 to Mr. LaValliere. Interest on all three notes is payable monthly commencing on April 1, 2000. The holders can elect to convert the indebtedness into shares of common stock at any time at a price equal to 80% of our common stock's closing price on the date of conversion. The company recognized additional interest expense of $293,381 to reflect the 20% discount. Effective December 28, 1999, Messrs. Ingarfield, Browning and LaValliere elected to convert all or a portion of the then outstanding principal and interest under such convertible notes into shares of common stock, as follows:

         NAME:              INDEBTEDNESS:   CONVERSION PRICE:     NO. OF SHARES:
         --------------     -------------   -----------------     --------------
         Mr. Ingarfield       $821,750           $0.22              3,735,227
         Mr. Browning         $107,659           $0.22                489,359
         Mr. LaValliere        $38,137           $0.22                173,350

         o In January 2000, Mr. Ingarfield loaned our company a total of $557,562, Mr. LaValliere loaned our company a total of $125,000 and Mr. Browning loaned our company a total of $200,000.

         o In February 2000, our company issued 1,200,000 shares of our common stock to Barnum Mow in consideration of his employment.

         o In February 2000, Mr. Ingarfield loaned our company a total of $182,000. Pursuant to the terms of his convertible demand note, on January 25, 2000, Mr. Ingarfield elected to convert $247,562 into 825,207 shares of our common stock at a conversion price of $0.30 per share, or 80% of the closing price on that date. Also on that date, Mr. LaValliere elected to convert $125,000 into 416,667 shares of common stock at a conversion price of $0.30 per share.

         o On February 1, 2000, Mr. Ingarfield elected to convert $236,498 into 695,583 shares of our common stock at a conversion price of $0.34 per share, or 80% of the closing price on that date.

         o In March 2000, Mr. Ingarfield loaned our company a total of $119,462.

         o In April 2000, our company repaid $372,964 to Mr. Ingarfield. Also in April 2000, our company loaned a total of $201,706 to Mr. Ingarfield upon the same terms as the funds previously borrowed from Mr. Ingarfield.

         o   In  May  2000,   our   company  loaned  a   total  of   $8,500   to
             Mr. Ingarfield.

         o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock. In addition, in June 2000, our company loaned Mr. Ingarfield a total of $207,000.

         o In July 2000, Mr. Ingarfield repaid all of the indebtedness owed by him to our company. In addition, Mr. Ingarfield loaned our company a total of $111,425.

         o In August 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Mr. LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank. The outstanding amounts owed to Mr. LaValliere and Lido Capital Corporation are convertible into common stock of our company under the terms of the December 1, 1999 convertible demand notes.

         SALE OF STOCK. In addition to the loans referenced above, our company has sold common stock to Earl Ingarfield, Thomas Browning and Michael LaValliere in order to help finance our company's operations. We also issued common stock to David Roderick in connection with the acquisition of Avid Sportswear, Inc. Below is a summary of all sales or issuance of common stock to such persons since January 1, 1999:

         o In January 1999, we sold 100,000 shares of common stock to the parents of Mr. Ingarfield for $0.25 in cash per share. Total consideration paid for these shares was $25,000.

         o In January 1999, we issued 1,000,000 shares of common stock to Mr. Roderick in connection with the acquisition of Avid Sportswear, Inc. The company valued these shares at $0.75 per share, for total consideration of $750,000.

         o In December 1999, and as noted above, we issued 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere upon the conversion of indebtedness. Messrs. Ingarfield, Browning and LaValliere converted $821,750, $107,659 and $38,137, respectively, of indebtedness. These shares were converted at a price of $0.22 per share.

       o In January 2000, we issued 825,207 shares to Mr. Ingarfield upon the conversion of $247,562 of indebtedness and 416,667 shares to Mr. LaValliere upon the conversion of $125,000 of indebtedness. On February 1, 2000, Mr. Ingarfield elected to convert $236,498 of indebtedness into 695,583 shares of our common stock at a conversion price of $0.34 per share.

         o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

         OTHER. In addition to the transactions listed above, our company entered into the following transactions with related parties:

         o On January 17, 2000, our company granted options to purchase up to 200,000 shares, or a total of 1,000,000 shares, of our stock to each of Messrs. Ingarfield, Browning, LaValliere, Ponsler and Abrams. Messrs. Ponsler and Abrams are shareholders of our company. The purchase price of these options was $0.30 per share, or $0.075 per share less than the closing price on January 17, 2000. These options were granted in exchange for these individuals agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. See "Executive Compensation - Stock Plan." Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

         On January 17, 2000, our company granted Mr. Mow 1.2 million shares of restricted stock in our company. These shares were valued at $360,000, or $0.30 per share. In addition, Mr. Mow was granted options to purchase 864,477 shares of stock at $0.375 per share. The 1,200,000 shares of our company's common stock granted on January 17, 2000 were forfeited by Mr. Mow pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

AVID'S 2000 STOCK INCENTIVE PLAN

         On January 17, 2000, we adopted our company's 2000 Stock Incentive Plan, under which our key employees, consultants, independent contractors, officers and director are eligible to receive grants of stock or stock options. It is presently administered by the Board of Directors. Subject to the provisions of the incentive plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and determine the terms and conditions and the number of shares issued pursuant thereto.

         The maximum term of any option granted under the incentive plan is ten years, except that with respect to incentive stock options granted to a person possessing more than ten percent of the total combined voting power of all our classes of stock, the maximum term of such options is five years. The exercise price of incentive stock options under the incentive plan is the fair-market value of the stock underlying the options on the date of grant and, in the case of an incentive stock option granted to a ten-percent shareholder, the exercise price must be at least 110% of the fair-market value of our stock at the time the option is granted.

         On January 17, 2000, we granted stock options as follows:

      NAME:                 NO. OF SHARES:    EXERCISE PRICE:   EXPIRATION:
      ------------------    --------------    ---------------   ----------------

      Earl T. Ingarfield       200,000             $0.30        January 16, 2010
      Thomas Browning          200,000             $0.30        January 16, 2010
      Michael LaValliere       200,000             $0.30        January 16, 2010
      Steven Ponsler           200,000             $0.30        January 16, 2010
      Jeff Abrams              200,000             $0.30        January 16, 2010

         These options were granted in exchange for these individuals' agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000 and for each of the years ended December 31, 2000 and 1999 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Avid's ability to continue as a going concern as described in Note 13) to the consolidated financial statements of HJ & Associates, LLC, independent accountants, given on the authority of said firm's experts in auditing and accounting.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


AVID SPORTSWEATH & GOLF CORP.
-----------------------------

Consolidated Balance Sheets as of September 30, 2001 (Unaudited)             F-2
and December 31, 2000 (Audited)

Consolidated Statements of Operations (Unaudited) for the Three              F-4
and Nine Months Ended September 30, 2001 and 2000

Consolidated Statements of Stockholders' Equity (Deficit)                    F-5

Consolidated Statements of Cash Flows (Unaudited) for the Nine              F-12
Months Ended September 30, 2001 and 2000

Notes to Consolidated Financial Statements                                  F-14

Independent Auditors' Report                                                F-19

Consolidated Balance Sheets (Audited) as of December 31, 2000               F-20
and 1999

Consolidated Statements of Operations (Audited) for the Years               F-22
Ended December 31, 2000 and 1999

Consolidated Statements of Stockholders' Equity (Deficit)                   F-23

Consolidated Statements of Cash Flows (Audited) for the Years               F-26
Ended December 31, 2000 and 1999

Notes to Consolidated Financial Statements                                  F-28

UNITED COMPANIES CORPORATION
----------------------------

Independent Auditors' Report                                                F-50

Consolidated Balance Sheet as of December 31, 2001                          F-51

Consolidated Statement of Operations                                        F-52

Consolidated Statement of Stockholders' Equity                              F-53

Consolidated Statement of Cash Flows                                        F-54

Notes to Consolidated Financial Statements                                  F-55

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2001 AND DECEMBER 31, 2000

                          AVID SPORTSWEAR & GOLF CORP.
                           Consolidated Balance Sheets

                                     ASSETS
                                     ------

                                                 September 30,      December 31,
                                                     2001              2000
                                                 -------------      ------------
                                                  (Unaudited)
CURRENT ASSETS

    Cash                                         $     90,143       $     25,452
    Accounts receivable, net                          513,806             75,719
    Accounts receivable - related party, net          196,688                  -
    Inventory                                         481,776          1,961,464
    Due from factor, net                              209,801            816,663
    Prepaid expenses                                   28,629            134,900
    Other current assets                               95,174             71,540
                                                  -----------       ------------

        Total Current Assets                        1,616,017          3,085,738
                                                  -----------       ------------
EQUIPMENT

    Machinery and equipment                           293,758            484,495
    Furniture and fixtures                             47,947             90,263
    Computers and software                            219,651            408,046
    Office equipment                                   15,420             49,770
    Show booths                                       169,387            460,927
    Leasehold improvements                             22,254             31,470
    Less: accumulated depreciation                  (679,611)          (468,861)
                                                  -----------       ------------

        Total Equipment                                88,806          1,056,110
                                                  -----------       ------------
OTHER ASSETS

    Goodwill, net                                           -          2,090,171
    Debt offering costs                                     -             66,405
    Deposits                                           30,790             15,789
    Trademarks                                          2,902              2,902
                                                  -----------       ------------

        Total Other Assets                             33,692          2,175,267
                                                  -----------       ------------

        TOTAL ASSETS                               $1,738,515         $6,317,115
                                                  ===========       ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-2

                          AVID SPORTSWEAR & GOLF CORP.
                     Consolidated Balance Sheets (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                 September 30,      December 31,
                                                     2001              2000
                                                 -------------      ------------
                                                  (Unaudited)

CURRENT LIABILITIES

    Cash overdraft                               $           -      $     87,534
    Accounts payable                                 4,101,982         5,086,000
    Accrued expenses                                   304,224           479,688
    Notes payable - related parties                          -           166,557
    Notes payable                                            -           100,000
    Capital leases - current portion                    46,074            44,279
    Customer deposits                                        -            86,677
                                                 -------------      ------------

        Total Current Liabilities                    4,452,280         6,050,735
                                                 -------------      ------------

SUBORDINATED DEBT

    Notes payable - related parties                          -           547,126
    Note payable                                       561,525           561,525
                                                 -------------      ------------

        Total Subordinated Debt                        561,525         1,108,651
                                                 -------------      ------------

LONG-TERM DEBT

    Convertible debentures                                   -           300,000
    Capital leases - long term portion                  90,610           122,954
                                                 -------------      ------------

        Total Long-Term Debt                            90,610           422,954
                                                 -------------      ------------

        Total Liabilities                            5,104,415         7,582,340
                                                 -------------      ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

    Preferred stock; 10,000,000 shares
    authorized of $0.001 par value, zero
    issued and outstanding                                   -                 -
    Common stock; 150,000,000 shares authorized
    of $0.001 par value, 147,933,309 and 46,429,406
    shares issued and outstanding, respectively        147,933            46,429
    Additional paid-in capital                      16,818,352        13,855,035
    Common stock subscription receivable             (717,450)         (942,000)
    Accumulated deficit                           (19,614,735)      (14,224,689)
                                                 -------------      ------------

        Total Stockholders' Equity (Deficit)       (3,365,900)       (1,265,225)
                                                 -------------      ------------

        TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)                         $1,738,515        $6,317,115
                                                 =============      ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-3


                                                  AVID SPORTSWEAR & GOLF CORP.
                                              Consolidated Statements of Operations
                                                           (Unaudited)


                                                For the Nine Months Ended         For the Three Months Ended
                                                      September 30,                      September 30,
                                               ----------------------------     --------------------------------
                                                   2001            2000              2001              2000
                                               ------------    ------------     -------------    ---------------

SALES, NET                                     $19,614,710       $5,912,021        $1,626,747       $2,244,097

COST OF GOODS SOLD                              14,188,377        5,027,164         1,335,188        1,656,607
                                              ------------     ------------     -------------    -------------

    Gross Margin                                 5,426,333          884,857           291,559          587,490
                                              ------------     ------------     -------------    -------------

OPERATING EXPENSES

    Shipping expenses                              256,446                -            55,298                -
    Design expense                                 158,271                -             7,471                -
    Selling expenses                             1,314,231        2,465,365            52,929        1,178,604
    Depreciation and amortization
     expense                                       348,913          321,269            80,446          115,852
    General and administrative
     expenses                                    5,669,951        3,773,047         2,090,472        1,120,741
    Loss on impairment of
     goodwill                                    1,962,205                -                 -                -
    Loss on impairment of assets                   771,407                -           771,407                -
                                              ------------     ------------     -------------    -------------

        Total Operating Expenses                10,481,424        6,559,681         3,058,023        2,415,197
                                              ------------     ------------     -------------    -------------

        (Loss) from Operations                 (5,055,091)      (5,674,824)       (2,766,464)      (1,827,707)
                                              ------------     ------------     -------------    -------------

OTHER INCOME (EXPENSE)

    Interest income                                155,835            1,820           116,341            1,632
    Interest expense                             (490,790)        (321,902)          (75,357)         (21,112)
    Loss on abandonment of assets                        -         (13,159)                 -         (13,159)
    Gain on sale of assets                               -           50,206                 -           44,787
                                              ------------     ------------     -------------    -------------

        Total Other Income (Expense)             (334,955)        (283,035)            40,984           12,148
                                              ------------     ------------     -------------    -------------

INCOME TAX BENEFIT                                       -                -                 -                -

NET LOSS                                      $(5,390,046)     $(5,957,859)      $(2,725,480)       $(815,559)
                                              ============     ============      ============     ============

BASIC LOSS PER SHARE                               $(0.05)          $(0.17)           $(0.02)          $(0.04)
                                              ============     ============      ============     ============

WEIGHTED AVERAGE NUMBER                        102,383,608       35,444,786       144,270,305       44,127,613
    OF SHARES OUTSTANDING
                                              ============     ============      ============     ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-4


                                                  AVID SPORTSWEAR & GOLF CORP.
                                    Consolidated Statements of Stockholders' Equity (Deficit)


                                                  Common Stock
                                         ----------------------------
                                                                            Additional      Subscriptions      Accumulated
                                             Shares          Amount       Paid-In Capital    Receivable         Deficit
                                         ------------      -----------    ---------------   --------------    -------------


Balance, December 31, 1999                 26,374,022          $26,374        $7,092,848         $(30,000)     $(5,563,135)

January 17, 2000, common stock
  issued for services, valued at
  $0.30 per share                           1,200,000            1,200           358,800                 -                -

January 25, 2000, common stock
  issued to a related party for
  conversion of debt, valued at
  $0.38 per share                           1,241,874            1,241           464,461                 -                -

February 1, 2000, common stock
  issued to a related party for
  conversion of debt, valued at
  $0.44 per share                             695,583              696           303,274                 -                -

March 6, 2000, cancellation of
  common stock subscription
  receivable                                (100,000)            (100)          (14,900)            15,000                -

May 17, 2000, through July 11,
  2000, common stock issued
  pursuant to SB-2 valued at $0.35
  per share                                14,702,927           14,703         5,131,322         (527,000)                -

Stock offering costs                                -                -         (268,815)                 -                -

June 30, 2000, common stock issued
  for services valued at $0.35 per
  share                                        15,000               15             5,235                 -                -

November 15, 2000, common stock
  issued for services valued at
  $0.16 per share                             300,000              300            46,575                 -                -

December 15, 2000, common stock
  issued for subscription at $0.20
  per share                                 2,000,000            2,000           398,000         (400,000)                -

Warrants and options issued below
  market value per FAS 123
  valuations                                        -                -           338,235                 -                -

Net loss for the year ended
  December 31, 2000                                 -                -                 -                 -      (8,661,554)
                                         ------------      -----------    ---------------   --------------    -------------

Balance, December 31, 2000                 46,429,406          $46,429       $13,855,035        $(942,000)    $(14,224,689)
                                         ------------      -----------    ---------------   --------------    -------------




              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-5


                                                  AVID SPORTSWEAR & GOLF CORP.
                               Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                  Common Stock
                                         ----------------------------
                                                                            Additional      Subscriptions      Accumulated
                                             Shares          Amount       Paid-In Capital    Receivable         Deficit
                                         ------------      -----------    ---------------   --------------    -------------

Balance, December 31, 2000                 46,429,406          $46,429      $13,855,035        $(942,000)     $(14,224,689)

January 10, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.065 per share
  (unaudited)                                 374,509              375           24,025                 -                -

January 19, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)       360,000              360           17,640                 -                -

January 23, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)     1,332,000            1,332           65,268                 -                -

January 25, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)       190,000              190            9,310                 -                -

January 30, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)       280,000              280           13,720                 -                -

January 30, 2001, common stock issued
  for conversion of debt to related
  party, valued at $0.085 per share
  (unaudited)                              11,500,000           11,500          966,000                 -                -

January 31, 2001, cancellation of
  common stock (unaudited)                (1,200,000)          (1,200)        (358,800)                 -                -

February 5, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)        82,000               82            4,018                 -                -

February 13, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)       812,000              812           39,788                 -                -

February 14, 2001, common stock issued
  for conversion of debt, non-related,
  valued at $0.05 per share (unaudited)        11,078               11              554                 -                -
                                         ------------      -----------    -------------    --------------    -------------

Balance Forward                            60,170,993          $60,171      $14,636,558        $(942,000)    $(14,224,689)
                                         ------------      -----------    -------------    --------------    -------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-6

                                                  AVID SPORTSWEAR & GOLF CORP.
                               Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                          Common Stock
                                                 -----------------------------
                                                                                    Additional       Subscriptions      Accumulated
                                                     Shares           Amount       Paid-In Capital    Receivable         Deficit
                                                 ------------       ----------     ---------------    -------------   --------------

Balance Forward                                    60,170,993         $60,171         $14,636,558        $(942,000)    $(14,224,689)

February 19, 2001, common stock  issued
  for conversion of debt,  non-related,
  valued at $0.08 per  share (unaudited)            2,310,547           2,311             182,533                 -                -

February 19, 2001, common stock  issued
  for conversion of debt interest,
  non-related, valued at $0.09 per  share
  (unaudited)                                         425,939             426              37,909                 -                -

February 27, 2001, common stock  issued
  for conversion of debt,  non-related,
  valued at $0.568 per  share (unaudited)             245,775             246              13,714                 -                -

February 28, 2001, common stock  issued
  for conversion of debt,  non-related,
  value at $0.05 per  share (unaudited)                80,769              81               4,119                 -                -

February 28, 2001, common stock  issued
  for conversion of debt,   non-related,
  valued at $0.05 per  share (unaudited)               80,000              80               3,920                 -                -

March 13, 2001, common stock  issued for
  conversion of debt,  non-related valued
  at $0.048 per  share (unaudited)                    595,679             596              28,397                 -                -

March 13, 2001, common stock  issued for
  cash, non-related, valued  at $0.05 per
  share (unaudited)                                 4,000,000           4,000             196,000          (200,000)               -

March 21, 2001, common stock  issued for
  conversion of debt,  non-related,
  valued at $0.0312  per share (unaudited)            176,300             176               5,324                  -               -

March 30, 2001, common stock  issued for
  cash, valued at $0.05  per share
  (unaudited)                                       2,000,000           2,000              98,000          (100,000)               -

Receipt of stock subscription  receivable
  (unaudited)                                               -               -                   -             29,100               -
                                                 ------------      ----------      --------------     --------------    ------------

Balance Forward                                    70,086,002         $70,087         $15,206,474       $(1,212,900)   $(14,224,689)
                                                 ------------     -----------      --------------     --------------   -------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-7


                                                  AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                          Common Stock
                                                 ------------------------------
                                                                                    Additional       Subscriptions      Accumulated
                                                     Shares           Amount       Paid-In Capital    Receivable         Deficit
                                                 ------------       -----------    ---------------    --------------  --------------

Balance Forward                                    70,086,002           $70,087        $15,206,474      $(1,212,900)   $(14,224,689)

Discount on debentures issued at less
  than market value                                         -                 -             46,371                 -               -

April 1, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                     857,142               857             23,143                 -               -

April 2, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                     714,285               714             19,286                 -               -

April 4, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                   1,546,428             1,547             41,754                 -               -

April 9, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                   1,607,141             1,607             43,393                 -               -

April 10, 2001, common stock issued for
  conversion of debt non-related, valued
  at $0.028 per share (unaudited)                     571,426               572             15,429                 -               -

April 17, 2001, common stock issued for
  consulting services Valued at $0.06 per
  share (unaudited)                                   125,000               125              7,375                 -               -

April 18, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                   2,000,000             2,000             54,000                 -               -

April 30, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.032 per share (unaudited)                   1,406,250             1,406             43,594                 -               -

April 30, 2001, common stock issued  for
  conversion of interest on debt,
  non-related, valued at $0.028 per share
  (unaudited)                                         129,922               130              3,508                 -               -
                                                 ------------       -----------      -------------     -------------   -------------

Balance Forward                                    79,043,596           $79,045        $15,504,327      $(1,212,900)   $(14,224,689)
                                                 ------------       -----------      -------------     -------------   -------------



              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-8

                                                  AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                          Common Stock
                                                 ------------------------------
                                                                                    Additional       Subscriptions      Accumulated
                                                     Shares           Amount       Paid-In Capital    Receivable         Deficit
                                                 ------------       -----------    ---------------    --------------  --------------

Balance Forward                                    79,043,596           $79,045       $15,504,327      $(1,212,900)    $(14,224,689)

April 30, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0304 per share (unaudited)                    164,474               164             4,836                 -                -

May 8, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0304 per share (unaudited)                  2,434,207             2,434            71,566                 -                -

May 10, 2001, common stock issued for
  cash, non-related, valued at $0.037 per
  share (unaudited)                                 3,000,000             3,000           147,000         (150,000)                -

May 10, 2001, common stock issued for
  cash, non-related, valued at $0.032 per
  share (unaudited)                                 7,500,000             7,500           232,500         (240,000)                -

May 10, 2001, common stock issued for
  cash, non-related, valued at $0.0312
  per share (unaudited)                             1,000,000             1,000            30,200          (31,200)                -

May 10, 2001, common stock issued for
  consulting services, valued at $0.0335
  per share (unaudited)                             5,000,000             5,000           162,500                 -                -

May 17, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0304 per share (unaudited)                  2,467,102             2,467            72,533                 -                -

May 21, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.028 per share (unaudited)                   3,178,568             3,179            85,821                 -                -

June 4, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0096 per share (unaudited)                  2,979,165             2,979            25,621                 -                -

June 4, 2001, common stock issued for
  conversion of debt, non-related,
  valued at $0.014 per share (unaudited)              749,999               750             9,750                 -                -

June 4, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.014 per share (unaudited)                   8,214,278             8,214           106,786                 -                -
                                                 ------------       -----------      ------------      -------------   -------------

Balance Forward                                   115,731,389          $115,732       $16,453,440       $(1,634,100)   $(14,224,689)
                                                 ------------       -----------      ------------      -------------   -------------



              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-9

                                                  AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                          Common Stock
                                                 ------------------------------
                                                                                    Additional       Subscriptions      Accumulated
                                                     Shares           Amount       Paid-In Capital    Receivable         Deficit
                                                 ------------       -----------    ---------------    -------------   --------------


Balance Forward                                  115,731,389           $115,732       $16,453,440      $(1,634,100)    $(14,224,689)

June 4, 2001, common stock issued for
  conversion of interest on debt,
  non-related, valued at $0.0304 per
  share (unaudited)                                   34,589                 35             1,017                 -                -

June 4, 2001, common stock issued for
  conversion of interest on debt,
  non-related, valued at $0.028 per share
  (unaudited)                                        119,336                119             3,222                 -                -

June 4, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0096 per share (unaudited)                11,020,828             11,021            94,779                 -                -

June 12, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0096 per share (unaudited)                18,892,212             18,892           162,473                 -                -

June 12, 2001, common stock issued for
  conversion of interest on debt,
  non-related, valued at $0.014 per share
  (unaudited)                                        200,955                201             2,612                 -                -

June 12, 2001, common stock issued for
  conversion of interest on debt,
  non-related, valued at $0.0096 per
  share (unaudited)                                  179,330                179             1,542                 -                -

June 19, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0088 per share (unaudited)                 1,136,363              1,136             8,864                 -                -

June 19, 2001, common stock issued for
  conversion of debt, non-related, valued
  at $0.0088 per share (unaudited)                    18,307                 18               143                 -                -

June 20, 2001, common stock issued for
  conversion of debt, non-related, value
  at $0.0335 per share (unaudited)               (4,400,000)            (4,400)         (143,000)                 -                -

Receipt of stock subscription receivable
  (unaudited)                                              -                  -                 -           199,200                -
                                                 ------------       -----------      ------------      -------------   -------------

Balance Forward                                  142,933,309           $142,933       $16,585,092      $(1,434,900)    $(14,224,689)
                                                 -----------        -----------      ------------      -------------   -------------

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                                  AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                          Common Stock
                                                 ------------------------------
                                                                                    Additional       Subscriptions      Accumulated
                                                     Shares           Amount       Paid-In Capital    Receivable         Deficit
                                                 ------------       -----------    ---------------    -------------   --------------


Balance Forward                                  142,933,309         $142,933       $16,585,092       $(1,434,900)     $(14,224,689)

Discount on debenture issued at
  less than market value
  (unaudited)                                              -                -           188,260                 -                  -

Common stock issued for consulting
  services, valued at $0.01 per
  share (unaudited)                                5,000,000            5,000            45,000                 -                  -

Write-off of uncollectible stock
  subscriptions (unaudited)                                -                -                 -           717,450                  -

Net loss for the nine months ended
  September 30, 2001 (unaudited)                           -                -                 -                 -        (5,390,046)
                                                ------------       -----------      ------------      ------------     -------------

Balance, September 30, 2001
  (unaudited)                                    147,933,309         $147,933        $16,818,352        $(717,450)     $(19,614,735)
                                                ============       ===========      ============      ============     =============


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-11

                          AVID SPORTSWEAR & GOLF CORP.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                                For the Nine Months Ended
                                                                                                       September 30,
                                                                                              ------------------------------
                                                                                                   2001             2000
                                                                                              ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss)                                                                               $  (5,390,045)   $  (4,142,300)
        Adjustments to reconcile net (loss) to net cash used in operating activities:
           Depreciation and amortization                                                         2,298,930          205,417
           Common stock issued for services                                                         77,600          611,935
           Conversion of debt below market value                                                   234,631                -
           Change in allowance for bad debt                                                        236,564                -
           Loss on impairment of fixed assets                                                      771,407                -
        Changes in operating assets and liabilities:
           Increase (decrease) in due from factor                                                  700,492                -
           (Increase) decrease in accounts receivable                                            (768,281)      (1,429,873)
           (Increase) decrease in prepaid insurance                                                106,271        (103,826)
           (Increase) decrease in deposits                                                        (15,001)          (5,000)
           (Increase) decrease in inventory                                                      1,479,688          888,045
           (Increase) decrease in other assets                                                    (23,634)          (9,520)
           Increase (decrease) in accounts payable                                               (984,336)          368,124
           Increase (decrease) in other current liabilities                                      (770,700)          621,214
                                                                                               ----------       ----------

               Net Cash Used in Operating Activities                                           (2,046,414)      (2,886,958)
                                                                                               ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                                                           (14,854)        (796,173)
                                                                                               ----------       ----------

        Net Cash Used in Investing Activities                                                     (14,854)        (796,173)
                                                                                               ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Cash overdraft                                                                                (87,534)           28,355
    Debt offering costs                                                                             68,695                -
    Payments on notes payable                                                                     (100,000)      (1,499,521)
    Proceeds from related party notes payable                                                      364,981        1,784,404
    Payments on related party notes payable                                                      (433,896)                -
    Proceeds from convertible debentures                                                           874,000                -
    Issuance of common stock for cash                                                              721,200        1,013,718
    Proceeds from subscribed stock                                                                 228,300        1,782,250
    Write-off of stock subscription receivable                                                     717,450                -
    Payments on capital leases                                                                    (30,549)                -
    Increase in related party receivable                                                         (393,376)                -
    Increase in allowance for bad debts - related party                                           196,688                 -
                                                                                               ----------        ----------

        Net Cash Provided by Financing Activities                                               2,125,959         4,080,851
                                                                                               ----------        ----------

NET INCREASE (DECREASE) IN CASH                                                                    64,691          (237,407)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                   25,452           237,407
                                                                                               ----------        ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                  $      90,143       $         -
                                                                                               ==========        ==========


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-12

                          AVID SPORTSWEAR & GOLF CORP.
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                        For the Nine Months Ended
                                                                              September 30,
                                                                    -----------------------------------
                                                                        2001                 2000
                                                                    -------------        -------------
CASH PAID FOR:
    Interest                                                       $      18,546        $     63,415
    Income tax                                                     $                    $          -

SCHEDULE OF NON-CASH INVESTING AND  FINANCING ACTIVITIES
    Issuance of common stock for debt and interest                 $   1,818,768        $  1,222,696
    Issuance of common stock for subscription                      $     721,200        $          -
    Conversion of debt below market value                          $     234,631        $          -
    Issuance of common stock for services                          $      77,600        $    553,250









              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-13

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                    September 30, 2001 and December 31, 2000


NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows at September 30, 2001 and 2000 and for all periods presented have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2000 audited consolidated financial statements. The results of operations for the period ended September 30, 2001 and 2000 are not necessarily indicative of the operating results for the full years.


NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generated significant losses from operations for the nine months ended September 30, 2001 and 2000 and has current liabilities in excess of current assets at September 30, 2001.

Management believes that the Company's current cash position of $0.1 million combined with positive cash flow from scaled down operations of $0.5 million over the next twelve months will provide some of the funds necessary to pursue new opportunities. Management also recognizes that obtaining favorable forbearance agreements with its vendors and creditors will be essential for the Company to execute a new business strategy. Management believes that it will be able to raise additional working capital to fund its new business strategy with the continued funding support by certain officers, directors and friendly shareholders of the Company, which historically has been a source of funding. There are no assurances that the Company will be able to fund its working capital needs as outlined.


NOTE 3 - MATERIAL EVENTS

On May 9, 2001, Levi Strauss & Co. terminated the "Dockers Golf" Trademark License Agreement that gave the Company's wholly-owned subsidiary the exclusive non-assignable right to use the trademark in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. Because of the termination of the trademark license, the goodwill associated with the purchase of the wholly-owned subsidiary is considered impaired. An impairment loss has been recorded in the amount of $1,962,205 for the quarter ended June 30, 2001.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                    September 30, 2001 and December 31, 2000


NOTE 3 - MATERIAL EVENTS (CONTINUED)

On May 22, 2001, the Company's factor provided notice that the Company's wholly-owned subsidiary was in default of the factoring agreement on account of, among other things, the termination of the Trademark License Agreement with Levi Strauss & Co. Subsequently, on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the Company's chairman has no further obligations as the guarantor of the factoring agreement.

On June 25, 2001, the Company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services is $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary is $255,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. The CEO is eligible for additional bonuses based on the bonus plan for senior management established by the CEO and Board of Directors for each fiscal year. The CEO was granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage applies to all current and future issuance of stock.

On June 25, 2001, the Company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice President and Chief Operating Officer. The base salary for services is $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary is $245,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. The COO is eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The COO was granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage applies to all current and future issuances of stock.

On June 25, 2001, the Company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services is $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary is $100,000 per year, payable in semi-monthly installments. An initial bonus of 800,000 shares of common stock at $0.01 per share vested immediately, and $10,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. The Director of Corporate and Legal Affairs is eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The Director of Corporate and Legal Affairs was granted and fully vested in 1% of the Company's total shares of issued stock. The 1% ownership percentage applies to all current and future issuances of stock.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                    September 30, 2001 and December 31, 2000


NOTE 3 - MATERIAL EVENTS (CONTINUED)

On July 26, 2001, the Company and its wholly-owned subsidiary were named in litigation with Barnum Mow, former Chief Executive Officer of the wholly-owned subsidiary. Mr. Mow filed a complaint against the Company and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

On August 1, 2001, the Company and its wholly-owned subsidiary was named in litigation with Stephen A. Korn, former CFO of the wholly-owned subsidiary. Mr. Korn filed a complaint against the Company and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code ss.ss. 201 & 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss.203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

On September 26, 2001, the Company and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice President of Merchandising and Design of the wholly-owned subsidiary. Mr. Roderick filed a complaint against the Company and its wholly-owned, subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs, of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.


NOTE 4 -          CONTINGENT LIABILITIES

The Company's new management believes that the Company issued shares of common stock without legends restricting the resale of such shares. The Company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the Securities Act of 1933, as amended. The Company may be liable for rescission and other damages with respect to these sales.

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                                 C O N T E N T S


Independent Auditors' Report............................................... F-19

Consolidated Balance Sheet................................................. F-20

Consolidated Statements of Operations...................................... F-22

Consolidated Statement of Stockholders' Equity (Deficit)................... F-23

Consolidated Statements of Cash Flows...................................... F-26

Notes to the Consolidated Financial Statements............................. F-28

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Avid Sportswear & Golf Corp.
Torrence, California

We have audited the accompanying consolidated balance sheet of Avid Sportswear & Golf Corp. as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avid Sportswear & Golf Corp. as of December 31, 2000 and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has current liabilities in excess of current assets of $2,964,997 and has generated significant losses for the years ended December 31, 2000 and 1999. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




/s/ HJ & Associates, LLC
Salt Lake City, Utah
January 17, 2001
Except for Note 17,
which is dated March 31, 2001

                          AVID SPORTSWEAR & GOLF CORP.
                           Consolidated Balance Sheet


                                     ASSETS

                                                                    December 31,
                                                                        2000
                                                                    ------------
CURRENT ASSETS

    Cash                                                                 $25,452
    Accounts receivable, net (Note 1)                                     75,719
    Inventory (Note 2)                                                 1,961,464
    Due from factor, net (Note 10)                                       816,663
    Prepaid expenses                                                     134,900
    Other current assets                                                  71,540
                                                                         -------

        Total Current Assets                                           3,085,738
                                                                      ----------

EQUIPMENT

    Machinery and equipment                                              484,495
    Furniture and fixtures                                                90,263
    Computers and software                                               408,046
    Office equipment                                                      49,770
    Show booths                                                          460,927
    Leasehold improvements                                                31,470
    Less: accumulated depreciation                                     (468,861)
                                                                      ---------

        Total Equipment                                                1,056,110
                                                                      ----------

OTHER ASSETS

    Goodwill, net (Note 14)                                            2,090,171
    Debt offering costs (Note 6)                                          66,405
    Deposits                                                              15,789
    Trademarks                                                             2,902
                                                                          ------

        Total Other Assets                                             2,175,267
                                                                      ----------

        TOTAL ASSETS                                                 $ 6,317,115
                                                                     ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-20

                          AVID SPORTSWEAR & GOLF CORP.
                     Consolidated Balance Sheet (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    December 31,
                                                                       2000
                                                                    ------------
CURRENT LIABILITIES

    Cash overdraft                                                      $ 87,534
    Accounts payable                                                   5,086,000
    Accrued expenses                                                     479,688
    Notes payable - related parties (Note 4)                             166,557
    Notes payable (Note 5)                                               100,000
    Capital leases - current portion (Note 11)                            44,279
    Customer deposits                                                     86,677
                                                                         -------

        Total Current Liabilities                                      6,050,735
                                                                      ----------

SUBORDINATED DEBT

    Notes payable - related parties (Note 4)                             547,126
    Note payable (Note 5)                                                561,525
                                                                        --------

        Total Subordinated Debt                                        1,108,651
                                                                      ----------

LONG-TERM DEBT

    Convertible debentures (Note 6)                                      300,000
    Capital leases - long term portion (Note 11)                         122,954
                                                                        --------

        Total Long-Term Debt                                             422,954
                                                                        --------

        Total Liabilities                                              7,582,340
                                                                      ----------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT)

    Preferred stock; 10,000,000 shares
     authorized of $0.001 par value, zero issued
     and outstanding                                                           -
    Common stock; 150,000,000 shares authorized
     of $0.001 par value, 46,429,406 shares
     issued and outstanding                                               46,429
    Additional paid-in capital                                        13,855,035
    Common stock subscription receivable                               (942,000)
    Accumulated deficit                                             (14,224,689)
                                                                   ------------

        Total Stockholders' Equity (Deficit)                         (1,265,225)
                                                                    -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $ 6,317,115
                                                                     ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-21

                          AVID SPORTSWEAR & GOLF CORP.
                      Consolidated Statements of Operations


                                                       For the Years Ended
                                                           December 31,
                                               ---------------------------------
                                                   2000                 1999
                                               -------------        -----------

SALES, NET                                     $ 11,186,719          $ 2,682,417

COST OF GOODS SOLD                                9,951,682            1,854,985
                                                 ----------           ----------

    Gross Margin                                  1,235,037              827,432
                                                 ----------             --------

OPERATING EXPENSES

    Shipping expenses                               498,974              153,848
    Design expense                                  416,552              156,358
    Selling expenses                              2,833,363              966,065
    Depreciation and amortization expense           463,936              369,072
    Bad debt expense                                  6,840               57,039
    General and administrative expenses           5,247,097            3,803,463
                                                 ----------           ----------

        Total Operating Expenses                  9,466,762            5,505,845
                                                 ----------           ----------

        (Loss) from Operations                  (8,231,725)          (4,678,413)
                                               -----------          -----------

OTHER INCOME (EXPENSE)

    Interest expense                              (390,002)            (438,269)
    Recovery of bad debts                                 -               80,704
    Loss on sale of assets                         (39,827)                    -
                                                  --------                    --

        Total Other Income (Expense)              (429,829)            (357,565)
                                                 ---------            ---------

INCOME TAX BENEFIT                                        -                    -
                                                         --                   --

NET LOSS                                      $ (8,661,554)        $ (5,035,978)
                                              ============         ============

BASIC LOSS PER SHARE (Note 1)                      $ (0.23)             $ (0.25)
                                                   =======              =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-22



                                                    AVID SPORTSWEAR & GOLF CORP.
                                      Consolidated Statements of Stockholders' Equity (Deficit)


                                                     Common Stock              Additional
                                                     ------------               Paid-In        Subscriptions        Accumulated
                                                Shares          Amount          Capital         Receivable            Deficit
                                              ---------       ----------      -----------     --------------        -----------

Balance, December 31, 1998                      14,612,000     $   14,612    $     893,193    $     (60,000)      $      (527,157)

January 5, 1999, common stock
 issued for cash, services and debt,
 valued at $0.75 per share (Note 3)                590,000            590          441,910                -                     -

January 5, 1999, common stock
 issued for cash and debt, valued
 at $0.75 per share (Note 3)                       866,670            867          649,133                -                     -

January 8, 1999, common stock
 issued for cash at $0.75 per
 share (Note 3)                                    210,668            211          157,789                -                     -

January 8, 1999, warrants issued
 below market value (Note 3)                             -              -           53,235                -                     -

January 11, 1999, common stock
 issued for cash and services,
 valued at $0.75 per share (Note 3)                560,000            560          419,440                -                     -

January 11, 1999, common stock
 issued for media services valued
 at $0.75 per share (Note 3)                       800,000            800          599,200                -                     -

January 20, 1999, common stock
issued for cash and services valued at
$0.75 per share (Note 3)                           160,000            160          119,840                -                     -

January 27, 1999, common stock
 issued to purchase Avid Sportswear
 valued at $0.75 per share (Note 3)              1,100,000          1,100          823,900                -                     -

February 4, 1999, common stock
 issued for cash at $0.75 per share
 (Note 3)                                          372,002            372          278,630                -                     -
                                                ----------     ----------     ------------    --------------       ---------------
Balance Forward                                 19,271,340     $   19,272     $  4,436,270    $     (60,000)       $     (527,157)
                                                ----------     ----------     ------------    --------------       ---------------




              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-23



                                                    AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)





                                                       Common Stock              Additional
                                                       -------------               Paid-In          Subscriptions     Accumulated
                                                   Shares         Amount           Capital            Receivable        Deficit
                                                 ---------      ----------       -----------        --------------    -----------

Balance Forward                                   19,271,340      $ 19,272      $    4,436,270     $    (60,000)     $   (527,157)

March 11, 1999, common stock issued
    for cash and services valued at
    $0.75 per share (Note 3)                       1,220,000         1,220             913,780                -                  -

March 11, 1999 common stock issued
    for cash at $0.75 per share (Note 3)              83,334            83              62,417                -                  -

March 11, 1999 common stock issued
    for cash at $0.75 per share (Note 3)              18,334            18              13,732                -                  -

May 28, 1999, common stock issued                    101,100           101              75,724                -                  -
    for cash at $0.75 per share (Note 3)

September 20, 1999, common stock
    issued for cash and services valued
    at $0.75 per share (Note 3)                       50,000            50              37,450                -                  -

December 28, 1999, common stock issued for
    conversion of debt to equity at $0.22 per
    share (Note 3)                                 5,344,200         5,344           1,170,380                -                  -

Conversion of debt below market value                      -             -             293,381                -                  -

December 31, 1999, common stock
    issued for cash at $0.35 per share
    (Note 3)                                         285,714           286              99,714                -                  -

Stock offering costs                                       -             -            (10,000)                -                  -

Receipt of stock subscription                              -             -                   -           30,000                  -

Net loss for the year ended
    December 31, 1999                                      -             -                   -                -        (5,035,978)
                                                ------------   -----------    ----------------   ---------------    --------------
Balance, December 31, 1999                        26,374,022      $ 26,374      $    7,092,848     $    (30,000)      $(5,563,135)
                  --- ----                      ------------   -----------    ----------------   ---------------    --------------



              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-24




                                                    AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)



                                                     Common Stock              Additional
                                                     -------------               Paid-In       Subscriptions         Accumulated
                                                 Shares         Amount           Capital         Receivable            Deficit
                                               ---------      ----------       -----------     --------------        -----------

Balance, December 31, 1999                     26,374,022     $   26,374      $  7,092,848    $      (30,000)     $     5,563,135)

January 17, 2000, common
 stock issued for services,
 valued at $0.30 per share                      1,200,000          1,200           358,800                  -                    -

January 25, 2000, common
 stock issued to a related party
 for conversion of debt, valued
 at $0.38 per share                             1,241,874          1,241           464,461                  -                    -

February 1, 2000, common
 stock issued to a related party
 for conversion of debt, valued
 at $0.44 per share                               695,583            696           303,274                  -                    -

March 6, 2000, cancellation of
 common stock subscription
 receivable                                     (100,000)          (100)          (14,900)             15,000                    -

May 17, 2000, through
 July 11, 2000, common stock
 issued pursuant to SB-2 valued
 at $0.35 per share                            14,702,927         14,703         5,131,322          (527,000)                    -

Stock offering costs                                    -              -         (268,815)                  -                    -

June 30, 2000, common stock
 issued for services valued at
 $0.35 per share                                   15,000             15             5,235                  -                    -

November 15, 2000, common
 stock issued for services valued
 at $0.16 per share                               300,000            300            46,575                  -                    -

December 15, 2000, common
 stock issued for subscription at
 $0.20 per share                                2,000,000          2,000           398,000          (400,000)                    -

Warrants and options issued
 below market value per
 FAS 123 valuations                                     -              -           338,235                  -                    -

Net loss for the year ended
 December 31, 2000                                      -              -                 -                  -          (8,661,554)
                                               ----------     ----------      ------------     --------------      ---------------
Balance, December 31, 2000                     46,429,406     $   46,429      $ 13,855,035     $    (942,000)      $  (14,224,689)
                                               ==========     ==========      ============     ==============      ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-25

                          AVID SPORTSWEAR & GOLF CORP.
                      Consolidated Statements of Cash Flows

                                                                                  For the Years Ended December 31,
                                                                                     2000                  1999
CASH FLOWS FROM OPERATING ACTIVITIES
----------------------------------------------------------------------------------------------------------------------

   Net (loss)                                                             $       (8,661,554)  $      (5,035,978)
   Adjustments to reconcile net (loss) to net cash
    used in operating activities:
     Depreciation and amortization                                                   463,936             369,072
     Loss on valuation of asset                                                       39,827                   -
     Options and warrants issued below market                                        338,235              53,235
     Common stock issued for services                                                534,625           1,890,000
     Conversion of debt below market value                                           153,656             293,381
     Recovery of bad debt expense                                                          -             (80,704)
     Change in allowance for bad debt                                                (44,376)                  -
   Changes in operating assets and liabilities:
     Increase in due from factor                                                    (910,293)                  -
     (Increase) decrease in accounts receivable                                      378,091              80,775
     (Increase) decrease in inventory                                                (76,074)           (876,299)
     (Increase) decrease in other assets                                            (187,115)            (13,165)
     Increase (decrease) in accounts payable                                       3,632,773             926,954
     Increase (decrease) in other current liabilities                                365,480             116,461
                                                                          -------------------  -----------------

       Net Cash Used in Operating Activities                                      (3,972,789)         (2,276,268)
                                                                          -------------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of equipment                                                    22,350                   -
   Purchases of property and equipment                                              (733,915)           (343,705)
                                                                          -------------------  ------------------

       Net Cash Used in Investing Activities                                        (711,565)           (343,705)
                                                                          -------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Cash overdraft                                                                     87,534                   -
   Cash purchased with Avid Sportswear, Inc.                                               -              34,045
   Payment to Avid shareholders                                                            -            (725,000)
   Proceeds from notes payable                                                       261,525           1,962,274
   Payments on notes payable                                                      (1,160,524)         (1,852,869)
   Proceeds from related party notes payable                                       1,307,723           1,479,677
   Payments on related party notes payable                                                 -            (265,058)
   Proceeds from convertible debentures                                              300,000                   -
   Stock offering costs                                                             (268,815)                  -
   Issuance of common stock for cash                                               4,048,501           1,804,074
   Receipt of related party receivable                                                     -             253,500
   Proceeds from subscribed stock                                                          -              12,500
   Common stock repurchased                                                          (17,500)                  -
   Payments on capital leases                                                        (17,350)                  -
   Debt offering costs                                                               (68,695)                  -
                                                                          -------------------  -------------------

       Net Cash Provided by Financing Activities                          $        4,472,399   $       2,703,143
                                                                          -------------------  -------------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-26

                          AVID SPORTSWEAR & GOLF CORP.
                Consolidated Statements of Cash Flows (Continued)

                                                                             For the Years Ended December 31,
                                                                             --------------------------------
                                                                                2000                  1999
                                                                             ----------           -----------
-------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                           $     (211,955)              83,170

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                                                         237,407              154,237
                                                                          ---------------      ----------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $       25,452       $      237,407
                                                                          ===============      ================


CASH PAID FOR:

   Interest                                                               $      143,545       $       94,392
   Income tax                                                             $            -       $            -

SCHEDULE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES

   Issuance of common stock for subsidiary                                $            -       $      825,000
   Issuance of common stock for debt                                      $    1,069,039       $    1,385,724
   Issuance of common stock for services                                  $      534,625       $    1,890,000
   Issuance of common stock for subscription                              $      927,000       $            -
   Conversion of debt below market value                                  $      153,656       $      293,381
   Options and warrants issued below market                               $      338,235       $       53,235
   Capital leases for equipment                                           $      184,583       $            -



              The accompanying notes are an integral part of these
                       consolidated financial statements.
                                      F-27

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


         NOTE 1 -     NATURE OF ORGANIZATION

                      This summary of significant accounting policies of Avid Sportswear & Golf Corp. is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

                      a.  Organization and Business Activities

                      Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the Board of Directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the Board of Directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1998, the Board of Directors authorized a 3-for-1 forward stock split. On December 28, 2000, the shareholders authorized an increase in the number of common shares to 150,000,000 All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company is engaged in the business of producing and selling golf wear related products.

                      b.  Depreciation

                      Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                             Machinery and equipment                  5-10 years
                             Furniture and fixtures                   10 years
                             Show booths                              5 years
                             Leasehold improvements                   5 years, or end of lease, whichever is earliest
                             Office equipment                         5 years
                             Computer equipment                       3 years

                      c.  Accounting Method

                      The  Company's   consolidated   financial  statements  are
                      prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                      d.  Cash and Cash Equivalents

                      For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              e.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

              f.  Basic Loss Per Share

              The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                                                           For the
                                                                                         Years Ended
                                                                                        December 31,
                                                                          ----------------------------------------
                                                                                 2000                1999
                                                                          -----------------      -----------------
            Numerator (net loss)                                             $  (8,661,554)      $  (5,035,978)
            Denominator (weighted average number of
              shares outstanding)                                               37,696,446          20,264,997
                                                                             -------------       -------------
            Loss per share                                                   $       (0.22)      $       (0.25)
                                                                             =============       =============


              Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

              g.  Income Taxes

              No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $13,000,000 at December 31, 2000 which will fully expire in 2020. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

              The income tax benefit differs from the amount computed at federal statutory rates as follows:

                                                                                           For the
                                                                                         Years Ended
                                                                                        December 31,
                                                                          ----------------------------------------
                                                                                 2000                1999
                                                                          -----------------      -----------------
            Income tax benefit at statutory rate                             $   3,611,857        $  1,996,318
            Change in valuation allowance                                       (3,611,857)         (1,996,318)
                                                                                ----------          ----------
                                                                             $                    $          -
                                                                                ==========          ==========


                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              g.  Income Taxes (Continued)

              Deferred tax assets (liabilities) at December 31, 2000 are comprised of the following:

              Net operating loss carryforward
                                                                $     5,608,176

              Valuation allowance                                    (5,608,176)


                                                                $              -
                                                                ================

              h.  Change in Accounting Principle

              The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

              The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principal had no material effect on the Company's consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principal had no material effect on the Company's consolidated financial statements.

              i.  Goodwill

              Goodwill generated from the purchase of Avid Sportswear, Inc. is amortized over a ten-year life using the straight-line method. The Company will evaluate the recoverability of the goodwill annually. Any impairment of goodwill will be realized in the period it is recognized.

              j.  Allowance for Doubtful Accounts

              The Company's accounts receivable and due from factor are shown net of an allowance for doubtful accounts of $46,906 and $93,630, respectively, at December 31, 2000.

              k.  Reclassification

              Certain  December  31, 1999  balances  have been  reclassified  to
              conform   with  the   December   31,  2000   financial   statement
              presentation.

              l.  Advertising Expense

              The Company expenses advertising costs as incurred.

              m.  Principles of Consolidation

              The  consolidated   financial  statements  presented  include  the
              accounts of Avid Sportswear & Golf Corp. and Avid Sportswear, Inc. All significant intercompany accounts have been eliminated.

              n.  Revenue Recognition

              The Company's revenue is created primarily from the sale of men's golf apparel. Revenue is recognized when the product is shipped to the customer.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              o.  Stock Options

              The Company applies Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

              SFAS Statement No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

NOTE 2 -      INVENTORY

              Inventories for December 31, 2000 consisted of the following:

                                                                   December 31,
                                                                       2000
                                                                  --------------


              Finished goods                                      $    1,961,464
                                                                  --------------

                  Total                                           $    1,961,464
                                                                  ==============


              The balance at December 31, 2000 is net of a reserve for obsolete inventory for $100,000.

              Inventories for finished goods are stated at the lower of cost or market and based on the first-in, first-out basis.


NOTE 3 -      EQUITY TRANSACTIONS

              On January 5, 1999, the Company issued 590,000 shares of common stock at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that the Company was selling restricted stock to independent third parties.

              On January 5, 1999, the Company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000.

              On January 8, 1999, the Company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 3 -      EQUITY TRANSACTIONS (Continued)

              On January 11, 1999, the Company issued 560,000 shares of common stock for cash at $0.25 per share or $140,000. Additional expense of $280,000 was recorded to value the shares at $0.75 per share.

              On January 11, 1999, the Company issued 800,000 shares of common stock for media services at $0.75 per share.

              On January 20, 1999, the Company issued 160,000 shares of common stock for cash at $0.25 per share or $40,000. Additional expense of $80,000 was recorded to value the shares at $0.75 per share.

              On January 27, 1999, the Company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share.

              On February 4, 1999, the Company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002.

              On March 11, 1999, the Company issued 1,220,000 shares of common stock for cash at $0.25 per share or $305,000. Additional expense of $610,000 was recorded to value the shares at $0.75 per share.

              On March 11, 1999, the Company issued 83,334 shares of common stock for cash of $67,500.

              On March 29, 1999, the Company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750.

              On May 28, 1999, the Company issued 101,100 shares of common stock for cash at $0.75 per share for cash of $75,825.

              On September 22, 1999, the Company issued 50,000 shares of common stock at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share.

              On December 28, 1999, the Company issued 5,344,200 shares of common stock valued at $0.275 per share for the conversion of $1,175,724 of debt. The shares are valued at the market price on the date of issuance with additional interest expense of $293,381, recorded to reflect a 20% discount on the conversion.

              On December 31, 1999, the Company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000.

              On January 17, 2000, the Company issued 1,200,000 shares of common stock valued at $0.30 per share for services of $360,000 to the President of the Subsidiary. These shares of common stock were forfeited by the President of the Subsidiary pursuant to an amendment to his employment agreement effective as of January 31, 2001.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 3 -      EQUITY TRANSACTIONS (Continued)

              On January 25, 2000, the Company issued 1,241,874 shares of common stock valued at $0.38 per share to related parties for the conversion of debt of $372,561 and recorded additional expense of $93,141 as a result of the beneficial conversion below the market.

              On February 1, 2000, the Company issued 695,583 shares of common stock valued at $0.44 per share to a related party for the conversion of debt of $243,454 and recorded additional expense of $60,516 as a result of the beneficial conversion below the market.

              On March 16, 2000, the Company canceled 100,000 shares of common stock and the related stock subscription receivable valued at $15,000. The shares were returned to the treasury and canceled.

              From May 17, 2000 to July 11, 2000, the Company sold 14,702,997 shares of common stock valued at $0.35 per share for cash of $4,061,502, conversion of a note payable of $375,000, conversion of a related party note payable of $60,523 and services of $122,000. Additionally, the Company has a stock subscription receivable of $527,000. These shares as well as 285,714 shares issued in December 1999, were registered pursuant to an SB-2 offering. The Company paid stock offering costs of $268,815 for commissions, legal and accounting fees.

              On June 30, 2000, the Company issued 15,000 shares of common stock of $0.35 per share for services of $5,250.

              On November 15, 2000, the Company issued 300,000 shares of common stock valued at $0.16 per share for services of $46,875.

              On August 9, 2000, the Company issued 300,000 options to unrelated parties below market value. The Company recognized additional compensation expense of $108,759.

              On August 14,  2000,  the  Company  issued  175,000  options to an
              unrelated  party  below  market  value.  The  Company   recognized
              additional compensation expense of $43,922.

              On December 15, 2000, the Company issued 2,000,000 shares of common stock to unrelated third parties at $0.20 per share. The Company recorded a stock subscription receivable of $400,000 in connection with the transaction.

              On December 29, 2000, the Company issued 2,000,000 warrants to an unrelated party as partial consideration for entering into a line of credit agreement below market value. The Company recognized additional compensation expense of $185,554.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 4 -      NOTES PAYABLE - RELATED PARTIES

             Notes  payable - related  parties  consisted  of the  following at
             December 31, 2000:
             Note payable to company controlled by CEO, bearing
             interest at 10%, unsecured and due on demand.                                 $     166,557

             Notes payable to CEO, bearing interest at 10%,
             unsecured and due on demand.                                                        447,126

             Note payable to Director dated December 9, 1999,
             bearing interest at 10%, unsecured and due on
             demand.                                                                             100,000
                                                                                           -------------

                              Total Notes Payable - Related Parties                              713,683

                              Less current portion                                             (166,557)
                                                                                           -------------

                              Long-Term Portion                                            $     547,126
                                                                                           =============


              The notes payable to the CEO and Director totaling $547,126 have been subordinated to the GE line of credit (Note 10), accordingly, they have been classified as subordinated debt between current and long-term debt.

NOTE 5 -      NOTES PAYABLE

              Notes payable consisted of the following at December 31, 2000:

              Note payable to a  shareholder  dated  December 1, 1999 as advanced, bearing interest at 12%,  principal and interest due by January 31,
              2000, secured by personal
              guarantees of certain officers.                                               $    561,525

              Note payable to an  individual  dated  December  24,  1999,  bearing interest at 12%, secured by personal
              guarantee of chief executive officer, due on demand.                               100,000

              Total notes payable                                                                 661,525

              Less: amounts due by December 31, 2001                                             (100,000)
                                                                                             ------------

              Total long-term debt                                                           $    561,525
                                                                                             ============


              The note payable to the shareholder of $561,525 has been subordinated to the GE line of credit (Note 10), accordingly, it has been classified as subordinated debt between current and long-term debt.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 6 -      CONVERTIBLE DEBENTURES

              Four (4) convertible debentures
              dated October 26, 2000, bearing
              interest at 6%, due by November 1,
              2005, unsecured, convertible into
              the Company's common stock at 120%
              of the closing bid price on November
              1, 2000 or 80% of the closing bid
              price for the lowest trading price
              for 20 days immediately prior to the
              conversion date. The Company can
              require mandatory conversion if the
              closing bid price is $1.25 or higher
              per share for 10 consecutive trading
              days or upon the 5-year anniversary
              date.

                                                                $     300,000
                                                                ---------------
            Less current portion                                            -
                                                                ---------------

            Long-term portion                                   $     300,000
                                                                ===============

              The Company paid debt offering costs of $68,695 associated with the issuance of the convertible debentures. The costs are being amortized over the life of the debentures. Amortization expense of $2,290 has been recognized for the year ended December 31, 2000.

NOTE 7 -      COMMITMENTS AND CONTINGENCIES

              a. Operating Leases

              The Company leases office and warehouse space and other equipment items under non-cancellable operating leases which expire in May 2003. The monthly office rent amount is $10,349. Rent expense for the years ended December 31, 2000 and 1999 was $124,590 and $124,846, respectively.

              Future payments required under the lease terms are as follows:

                      FOR THE
                    YEARS ENDED            COPIER          OFFICE            CAR         PITNEY
                   DECEMBER 31,             LEASE          LEASE            LEASE        BOWES           TOTAL
                   ------------           ---------       --------        ---------    ---------       ---------

                     2001                $   955         $ 126,067       $   6,285     $   1,613      $  134,920
                     2002                     -             42,336           6,285         1,210          49,831
                     2003                     -                  -           2,619             -           2,619
                                          ---------       --------        ---------    ---------       ---------
                                         $   955         $ 168,403        $ 15,189     $   2,823      $  187,370
                                          =========       ========        =========    =========       =========

            Copier lease:           $159.13 per month, lease expires June 2001.
            Office lease:           $10,348.80 per month, expires April 2002.
            Car lease:              $523.78 per month, expires May 2003.
            Pitney Bowes:           $403.34 per quarter, expires September 2002.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 7 -      COMMITMENTS AND CONTINGENCIES (Continued)

              b.  Royalty Agreement - British Open Collection

              BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor is The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license is for the United States and its territories and has a seven year term. Under this license, the Company may manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company is not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company must pay the licensor, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The Company has accrued a payable of $62,500 for the first half of the second year minimum guaranteed royalty. This amount is included in the accrued expenses.

                                                                MINIMUM
              CONTRACT YEAR                                     ROYALTY
              -------------                                     ------------

                    1                                           $  100,000
                    2                                           $  125,000
                    3                                           $  150,000
                    4                                           $  175,000
                    5                                           $  200,000
                    6                                           $  200,000
                    7                                           $  200,000


On January 19, 2001, the Company received a letter from IMG that the Company was in default of the license with the Championship Committee Merchandising Limited for failure to pay timely our royalty payments for the send, third and fourth quarters of 2000 of approximately $94,000.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 7 -      COMMITMENTS AND CONTINGENCIES (Continued)

              c.  Royalty Agreement - Dockers Golf

              DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, nonassignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor is Levi Strauss & Co. This license is for the United States, its territories and Bermuda. The license has an initial term expiring on December 31, 2003 and will renew for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 are at least $17.0 million and (ii) our wholly-owned subsidiary has not violated any material provisions of the license. Thereafter, the licensor will negotiate in good faith for up to two additional three year terms if: (i) the license is renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period have exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary has not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary must pay the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products will be six percent instead of four percent. The guaranteed minimum royalty is as follows: The minimum guaranteed royalties began in 2000.

                                                                MINIMUM
              CONTRACT YEAR                                     ROYALTY
              -------------                                     ------------

                   1                                            $  250,000
                   2                                            $  540,000
                   3                                            $  765,000
                   4                                            $  990,000


              During the year ended December 31, 2000, the Company expensed $589,076 pursuant to sales of Docker's products.

              The guaranteed minimum royalty in the initial renewal period, if any, will be equal to seventy-five percent of our wholly-owned subsidiary's projected earned royalty derived from the sales plan provided for each annual period contained in the initial renewal period. The guaranteed minimum royalty is payable quarterly, except for the first year in which it is payable as follows:
              $25,000 on March 31, 2000,  $50,000 on June 30, 2000, and $100,000
              on December 31, 2000. Based on its net sales in 2000, the wholly-owned subsidiary exceeded the guaranteed minimum royalty. Royalty expenses for the period ended December 31, 2000 of $131,348 are accrued and included in accrued expenses.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 7 -      COMMITMENTS AND CONTINGENCIES (Continued)

              c.  Royalty Agreement (Continued)

              Our wholly-owned subsidiary is required to spend at least three percent of its projected sales of licensed products for each year on advertising for this brand. Between June 1, 1999 and December 31, 1999, it was required to spend at least $240,000 on initial product launch advertising. The license requires our wholly-owned subsidiary to produce two collections per year for the spring/summer and winter/fall seasons, in at least 52 styles, of which 40 must be tops and 12 bottoms. The licensor has the right to approve or disapprove in advance of sale the trademark use, styles, designs, dimensions, details, colors, materials, workmanship, quality or otherwise, and packaging. The licensor also has the right to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with the license. Samples of the licensed products must be submitted to the licensor for examination and approval or disapproval prior to sale.

              d.  Employment Agreements

              The Company's wholly-owned subsidiary has entered into a three year employment agreement with Barnum Mow, which commenced on September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $50,000 in 2000. His bonus will be the same for each year during the term unless the employer establishes a formal bonus plan. The employer will reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

              The Company's wholly-owned subsidiary has also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary is $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick will be eligible for bonuses at the discretion of the Board of Directors. The employer will reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties.

              On February 1, 2000, the Company signed an Executive Employment Agreement with Earl Ingarfield, its President and Chief Executive Officer (CEO). The base compensation for each year will be $325,000 plus cost of living adjustments. Additionally, the CEO shall be eligible for incentive bonus compensation as determined by the Board of Directors. The agreement is for a period of three years. The Company will reimburse Mr. Ingarfield for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 7 -      COMMITMENTS AND CONTINGENCIES (Continued)

              e.  PGA Tour Pro Endorsements

              In 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into individual Endorsement Agreements, typically for a two-year term, with individual PGA Tour professionals, whereby the individual is paid an annual fixed fee to wear Avid products at golf and golf-related events, and be included in advertising and other promotional events, including personal appearances. The fixed fee for the first year is set forth in the Agreement, whereas the second year fixed fee is determined by that individual's final ranking on the official PGA Tour Money List at the end of the first year. The individuals are also eligible to earn a bonus for performance on individual PGA Tour events and at year-end, based upon the individual's final ranking of the official PGA Tour Money List at the end of each contract year. The fixed fee, bonus incentive, and number of days of personal appearance varies by individual. Avid has secured insurance coverage to offset the risk associated with potential bonus payments. The minimum future guaranteed payments for the years ended December 31, 2001 and 2002 are $185,000 and $75,000, respectively.

              f.  Inventory Purchases

              The Company has committed to purchase $169,777 in inventory once it clears customs in Miami, Florida.

              g.  Letters of Credit

              The Company has committed to purchase $366,000 of inventory currently on order from suppliers off shore under irrevocable documentary letters of credit once the goods have cleared U.S. customs in Los Angeles, California.

NOTE 8 -      CONCENTRATIONS OF RISK

              a.  Cash

              The Company  maintains  cash  accounts at  financial  institutions located in Sarasota, Florida and Torrance, California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

              b.  Accounts Receivable

              The  Company   provides  for  accounts   receivable   as  part  of
              operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

              c.  Accounts Payable

              The Company has one vendor which accounts for 70% of the total accounts payable.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 9 -      CUSTOMERS AND EXPORT SALES

              During 2000 and 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

              The Company's financial instruments subject to credit risk are primarily trade accounts receivable from its customers.

                                                          For the
                                                        Years Ended
                                                       December 31,
                                           -------------------------------------
                                                 2000                  1999
                                           -----------------      --------------

            Foreign sales                  $      27,497          $           -
            Domestic sales                    11,159,222              2,360,596
                                           -------------          -------------

                                           $  11,186,719          $   2,360,596
                                           =============          =============


NOTE 10 -     DUE FROM FACTOR

               In August 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into a factoring, revolving credit and trade finance agreement with a factor. Under this agreement which has an initial term expiring in August 2001 and continuing on an annual basis thereafter, Avid assigns substantially all of its accounts receivable to the factor, typically on a non-recourse basis. Avid may request advances up to 75% of the eligible net sales and up to 40% of eligible inventory. Advances against inventory may not exceed $2,500,000 at any one order before shipment. All accounts receivable at the time of entering into the factor agreement, the accounts receivable from orders open, but unshipped at the time of entering into the factor agreement, and any orders shipped without factor credit approval are on a full recourse basis. The factor charges Avid a fee on the net sales factored and interest on the amounts advanced at the factor's index rate plus 4.29%. The index rate was 6.20% at December 31, 2000, corresponding to an interest rate of 10.49%. For the year ended, December 31, 2000, Avid paid $110,537 of interest to the factor. Avid is subject to financial covenants under the agreement including the requirement to maintain a minimum tangible net worth and minimum working capital. At December 31, 2000, Avid was in violation of those covenants, and has received a waiver of this violation from the factor.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 10 -     DUE FROM FACTOR (Continued)

               Outstanding factored receivables:

                          Without recourse                         $  2,565,373
                                                                   ------------
                          Full recourse                               1,433,982

                          Total                                       3,999,355
                                                                   ------------

                          Less advances                             (3,089,062)
                          Less allowance for bad debt                  (93,630)
                                                                   ------------

                          Total due from factor                    $    816,663
                                                                   ============

               The trade finance portion of the agreement with provides for the factor to open letters of credit to facilitate the purchase of inventory. Letters of credit are opened as needed, subject to factor approval, and are secured by the acquired inventories. Open letters of credit may not exceed $3,500,000 at any time. The amount of open letters of credit was $366,081 at December 31, 2000.

               Obligations due to the factor under the factoring agreement are collateralized by a continuing security interest in all of the assets of Avid, except fixed assets, and are guaranteed by the parent. All indebtedness due to the factor is additionally guaranteed by a shareholder up to a limit of $375,000.

NOTE 11 -     CAPITAL LEASES

              Property and equipment payments under capital leases as of December 31, 2000 is summarized as follows:

                                            Year End
                                          DECEMBER 31,

                                              2001                 $     68,116
                                              2002                       68,116
                                              2003                       56,320
                                              2004                       21,491
                                                                   -------------

             Total minimum lease payments                               214,043
             Less interest and taxes                                   (46,810)
                                                                   -------------

             Present value of net minimum lease payments                167,233
             Less current portion                                      (44,279)
                                                                   -------------

             Long-term portion of capital lease obligations        $    122,954
                                                                   =============

               The Company recorded depreciation on capitalized lease equipment expense of $13,512 for the year ended December 31, 2000.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 12 -     RELATED PARTY TRANSACTIONS

                During the year ended December 31, 2000, officers and directors of the company advanced $1,307,723 to the Company under revolving demand notes bearing interest at 10%. The advances accrued interest of $66,513. At December 31, 2000, the Company owed $100,000, and $447,126 to officers and directors of the Company, and $166,557 to a Company controlled by the CEO of the Company. (Note 4)

                During the year ended December 31, 2000, officers and directors of the Company converted $676,539 of debt into 2,110,380 shares of common stock. Additional interest expense of $153,657 was recorded to reflect the conversions below market value.

                During the year ended December 31, 2000, a director of the Company applied $60,523 of a pledged certificate of deposit for payment on a note payable to a bank.

                On January 17, 2000, the Company issued 1,200,000 shares of common stock to the president of the subsidiary for services valued at $360,000.

                Effective January 31, 2001, the president of the subsidiary forfeited all 1,200,000 shares of common stock granted to him on January 17, 2000, pursuant to an amendment to the president's employment agreement.

                On January 31, 2001, the CEO of the Company personally guaranteed an $897,895 account payable to Sewn Products
                International from the subsidiary in connection with the subsidiary's purchase of inventory.

                During the year ended December 31, 1999, officers and directors of the Company advanced $1,479,677 to the Company of which $265,058 was repaid during the year, under revolving demand notes bearing interest at 10.00%. The advances accrued interest were converted into 4,397,936 shares on December 31, 1999. At December 31, 1999, the Company owed an officer and director $300,000.

                During the year ended December 31, 1999, the Company received $253,500 in full satisfaction of the note receivable - related party from December 31, 1998.

                Certain officers and directors of the Company have personally guaranteed the office lease agreement in Torrence, California and the revolving credit and factoring agreement (Note 10).

NOTE 13 -     GOING CONCERN

                The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. However, the Company has current liabilities in excess of current assets of $2,964,997 and has generated significant losses for the years ended December 31, 2000 and 1999. For the year ended December 31, 2001, the Company anticipates that it will need $2,000,000 to $4,000,000 of cash above the cash generated by operations in order to meet operating requirements. Management anticipates that the necessary cash will be provided from the factoring agreement, draws on the line of credit and exercises of warrants.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 14 -     GOODWILL

                On March 1, 1999, the Company acquired its wholly-owned subsidiary Avid Sportswear, Inc. Goodwill of $2,559,331 was recorded as part of the transaction. The balance of goodwill is as follows:

                             Goodwill                            $   2,559,331

                             Accumulated amortization                (468,861)
                                                                 ---------------

                                                                 $   2,090,171
                                                                 ===============

                The goodwill is being amortized over a 10 year period. Any impairment of goodwill will be recognized in the year it is realized.

NOTE 15 -     LINE OF CREDIT

                In November 2000, the Company signed a Line of Credit Agreement with GMF Holdings (GMF). The Company has engaged May Davis Group, Inc. to act as its exclusive placement agent in connection with the Line of Credit Agreement for the issuance and sale of debentures by the Company. GMF will sell to the Company up to $10,000,000 of debentures for a period not to exceed two years. The Company can make advances no more often than fifteen trading days after the prior advance notice date. The advance date occurs when the escrow agent is in receipt of funds from the investor (GMF) and the placement agent's counsel is in possession of free trading shares from the Company and can therefore make an advance. No advance date shall be less than twenty-five trading days after an advance notice date. The maximum individual advance shall be equal to one hundred fifty (150%) percent of the average daily volume of the Company's common stock multiplied by the purchase price. The purchase price will be 80% of the market price. The market price will be the lowest closing bid price over the pricing period. The agreement was effective on January 8, 2001, which was the date that the Securities and Exchange Commission declared the SB-2 filed on December 20, 2000 effective. At December 31, 2000, the Company had not received any advances under the line of credit. As of March 27, 2001, GMF had advanced approximately $771,503 to the Company.

NOTE 16 -     DILUTIVE INSTRUMENTS

                a.  Stock Options

                The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant. As of December 31, 1999, there were no options outstanding which were granted to employees.

                FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires the Company to estimate the fair value of each dilutive instrument award at the grant date by using the Black-Scholes option pricing model.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 16 -     DILUTIVE INSTRUMENTS (Continued)

                a.  Stock Options (Continued)

                A Summary of the Company's outstanding stock options and weighted average assumptions used for grants as of December 31, 2000 is presented below:

                                                          Vesting
                                           Date of        Require-       Exercise      Exercise     Trading      Amount
              Description                   Grant          ments          Number        Price        Price      Exercised
   ---------------------------------      --------       ---------      ----------    ----------   --------     ---------

1) Lone Star Capital                       08/14/00       Immediate       175,000         $0.35      $0.31              -
2) D. Aganost                              08/09/00       Immediate       200,000         $0.35      $0.38              -
3) D. Blakely                              08/09/00       Immediate       100,000         $0.35      $0.38              -
                                                                          -------                              ----------

                                                                          475,000                                       -
                                                                    =============                              ==========


                                                       Risk-Free
                                        Expiration     Interest      Expected     Expected     Expected      Compensation
             Description                   Date          Rate          Life      Volatility    Dividends       Exercise
   ---------------------------------    ----------     ---------     ---------   ----------    ---------     ------------

1) Lone Star Capital                     08/14/10          6.00%            2      182.84%            0    $       43,922
2) D. Aganost                            08/09/10          6.79%            5      182.83%            0            72,506
3) D. Blakely                            08/09/10          6.79%            5      182.83%            0            36,253
                                                                    ---------                                  ----------
                                                                                                           $      152,681
                                                                                                               ==========


                b.  Unqualified Stock Options

                In January 2000, the Company granted options to purchase an aggregate of 1,864,477 shares of its common stock to employees and directors for services rendered.

                FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 96 percent for all years; risk-free interest rates of 5.87 percent and expected lives of 5 years.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 16 -      DILUTIVE INSTRUMENTS (Continued)

                b.  Unqualified Stock Options (Continued)

                Under the accounting provisions of SFAS No. 123, the company's net income would have been decreased by the pro forma amounts indicated below:

                                                        2000            1999
                                                    ------------    ------------

              Net loss:
                  As reported                     $  (8,661,554)       $      -
                  Pro forma                          (8,911,554)              -
              Net income per share:
                  As reported                     $       (0.23)       $      -
                  Pro forma                               (0.24)       $      -


                c.  Warrants

                A summary of the Company's outstanding warrants and weighted average assumptions used for grants as of December 31, 2000 is presented below:

                                                         Vesting
                                          Date of        Require-        Exercise       Exercise     Trading      Amount
             Description                   Grant           ments          Number         Price        Price     Exercised
   -----------------------------          --------       ---------      ----------     ----------    --------   ----------

1) May Davis Group                        12/29/00      Immediately      2,000,000         $0.35      $0.13             -
2) J. McKee                               12/31/99      Immediately        285,714         $1.50      $0.38             -
3) D. Paetz                               12/31/99      Immediately        100,000         $0.50      $0.38             -
4) Tarpon Scurry                          01/08/99      Immediately         39,000         $0.01      $1.77             -
                                                                         ---------                              ---------
                                                                         2,424,714                                      -
                                                                         =========                              ==========


                                                  Risk-Free
                                   Expiration      Interest      Expected      Expected      Expected       Compensation
          Description                 Date           Rate          Life       Volatility     Dividends         Exercise
   -----------------------------   -----------    ----------     ---------    -----------    ----------      ------------

1) May Davis Group                   12/29/00         5.13%             3        173.61%             0      $     185,554
2) J. McKee                          08/13/99         5.87%             5        100.63%             0             63,074
3) D. Paetz                          08/01/03         5.87%             5        100.63%             0             28,194
4) Tarpon Scurry                     01/08/04         5.69%             3         86.94%             0             53,235
                                                                ---------                                   --------------
                                                                                                            $     330,057
                                                                                                            ==============

NOTE 17- SUBSEQUENT EVENTS

                  COMMON STOCK ISSUANCES

                  Subsequent to December 31, 2000, the Company issued 4,620,110 shares of common stock valued at an average price of $0.05 per share for the conversion of $234,418 of debt associated with the Company's line of credit.

                  Subsequent to December 31, 2000, the Company issued 11,500,000 shares of common stock valued at $0.085 per share to a related party for the conversion of $977,500 of debt.

                  Subsequent to December 31. 2000, the Company issued 2,736,486 shares of common stock valued at an average price of $0.082 per share for the conversion of debt of $223,179.

                  Subsequent to December 31, 2000, the Company issued 6,000,000 shares of common stock valued at an average price of $0.05 per share for subscriptions receivable of $300,000.

                  DEBENTURE ADVANCES

                  From January 1, 2001 to March 31, 2001, the Company received advances of $771,503 from the Company's line of credit.

                  FORFEITURE OF SHARES

                  On January 31, 2001, the president of the subsidiary forfeited all 1,200,000 shares of the Company's common stock issued to him on January 17, 2000, pursuant to an amendment to the president's Employment Agreement.

                          UNITED COMPANIES CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                 C O N T E N T S


Independent Auditors' Report................................................F-50

Consolidated Balance Sheet..................................................F-51

Consolidated Statement of Operations........................................F-52

Consolidated Statement of Stockholders' Equity .............................F-53

Consolidated Statement of Cash Flows........................................F-54

Notes to the Consolidated Financial Statements..............................F-55

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of United Companies Corporation
Pittsburgh, Pennsylvania

We have audited the accompanying consolidated balance sheet of United Companies Corporation as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows from inception on November 26, 2001 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidate financial position of United Companies Corporation as of December 31, 2001 and the results of their operations and their cash flow from inception on November 26, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has had no established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result form the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 7, 2002

                                           UNITED COMPANIES CORPORATION
                                           (A Development Stage Company)
                                            Consolidated Balance Sheet


                                     ASSETS
                                                             December 31,
                                                                 2001

CURRENT ASSETS

   Cash                                                    $               -
                                                           -----------------
     Total Current Assets                                                  -
                                                           -----------------
     TOTAL ASSETS                                          $              -
                                                           =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Total Current Liabilities                             $               -
                                                           -----------------
STOCKHOLDERS' EQUITY

   Common stock: $0.01 par value, 75,000 shares
    authorized, issued and outstanding                                   750
   Additional paid-in capital                                            250
   Stock subscription receivable                                        (190)
   Deficit accumulated during the development stage                     (810)
                                                           -----------------
     Total Stockholders' Equity                                            -
                                                           -----------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $               -
                                                           =================

The accompanying notes are an integral part of these consolidated financial statements.

                                           UNITED COMPANIES CORPORATION
                                           (A Development Stage Company)
                                       Consolidated Statement of Operations


                                                                From
                                                            Inception on
                                                            November 26,
                                                            2001 Through
                                                            December 31,
                                                                2001
                                                         -------------------

      REVENUE                                            $                 -
                                                         -------------------
      EXPENSES

         General and administrative                                      810
                                                         -------------------
              Total Expenses                                             810
                                                         -------------------
      NET LOSS                                           $              (810)
                                                         ===================
       BASIC LOSS PER SHARE                              $             (0.01)
                                                         ===================
      BASIC WEIGHTED AVERAGE
       NUMBER OF SHARES
       OUTSTANDING                                                    75,000
                                                         ===================





The accompanying notes are an integral part of these consolidated financial statements.

                                           UNITED COMPANIES CORPORATION
                                           (A Development Stage Company)
                                  Consolidated Statement of Stockholders' Equity




                                                                                                             Deficit
                                                                                                           Accumulated
                                            Common Stock                Additional                          During the
                                  --------------------------------        Paid-in        Subscription      Development
                                         Shares         Amount            Capital         Receivable          Stage
                                  ------------------- ------------ ------------------  ----------------  ----------------
Balance at inception -
  November 26, 2001                              -  $             -   $             -  $              -  $              -

Common stock issued to founder
  for cash at $0.0133 per share,
  November 26, 2001                         75,000              750               250              (190)               -

Net loss for the period ended
 December 31, 2001                                                                                                  (810)
                                  ----------------  ---------------   ---------------  ----------------  ---------------

Balance, December 31, 2001                  75,000  $           750   $           250  $           (190) $          (810)
                                  ================  ===============   ===============  ================  ===============



                 The accompanying notes are an integral part of these consolidated financial statements.

                                           UNITED COMPANIES CORPORATION
                                           (A Development Stage Company)
                                       Consolidated Statement of Cash Flows



                                                                     From
                                                                  Inception on
                                                                  November 26,
                                                                  2001 Through
                                                                  December 31,
                                                                      2000
                                                                  -------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                       $       (810)
                                                                  ------------
     Net Cash Flows (Used) by Operating Activities                        (810)
                                                                  ------------
CASH FLOWS FROM INVESTING ACTIVITIES                                         -
                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Receipt of portion of stock subscription receivable                     810
                                                                  ------------
     Net Cash Flows Provided by Financing Activities                       810
                                                                  ------------
NET INCREASE IN CASH                                                         -

CASH, BEGINNING OF PERIOD                                                    -
                                                                  ------------
CASH, END OF PERIOD                                               $          -
                                                                  ============
CASH PAID FOR:

   Interest                                                       $          -
   Income taxes                                                   $          -

NON-CASH FINANCING ACTIVITIES:

   Common stock issued for stock subscription receivable          $        190


The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 1 -      ORGANIZATION AND HISTORY

              The consolidated financial statements presented are those of United Companies Corporation (United) and its subsidiary, Merger Co, Inc. (MCo). Collectively, they are referred to herein as "the Company".

              United was organized on November 26, 2001 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. MCo has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

              The Subsidiary:

              MCo was incorporated on December 7, 2001 under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada. MCo has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

              The Company has no operations to date and its accounting policies and procedures have not been determined, except as follows:

              a.  Accounting Method

              The Company uses the accrual method of accounting and has selected a December 31 year-end.

              b.  Basic Loss Per Share

              Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                                                   From
                                                               Inception on
                                                               November 26,
                                                               2001 Through
                                                               December 31,
                                                                   2001
                                                            ------------------
              Numerator - loss                              $            (810)
              Denominator - weighted average number of
               shares outstanding                                      75,000
                                                            -----------------
              Loss per share                                $           (0.01)
                                                            =================

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

              c.  Provision for Taxes

              No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $810 at December 31, 2001 expires in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

              The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                                   From
                                                               Inception on
                                                               November 26,
                                                               2001 Through
                                                               December 31,
                                                                   2001
                                                             -----------------
              Income tax benefit at statutory rate           $           308
              Change in valuation allowance                             (308)
                                                             -----------------
                                                             $             -
                                                             =================

              Deferred tax assets (liabilities) are comprised of the following:

                                                                   From
                                                               Inception on
                                                               November 26,
                                                               2001 Through
                                                               December 31,
                                                                   2001
                                                             -----------------
              Income tax benefit at statutory rate           $           308
              Change in valuation allowance                             (308)
                                                             -----------------
                                                             $             -
                                                             =================

              Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards might be limited as to use in future years.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

              d.  Cash and Cash Equivalents

              For the purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase to be cash equivalents.

              e.  Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              f.  Revenue Recognition

              The  Company   currently  has  no  source  of  revenues.   Revenue
              recognition policies will be determined when principal operations begin.

              g.  Principles of Consolidation

              The consolidated financial statements include those of United Companies Corporation and its subsidiary, Merger Co., Inc.

NOTE 3 -      GOING CONCERN

              The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no operations since inception. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is currently seeking merger partners or other business ventures in order to become an operating company. In the interim, management is committed to meeting the operational cash flow needs of the Company. There can be no assurance that the Company will be able to meet its operational goals.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 4 -      NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

              During 2001, the Financial Accounting Standards Board adopted the following Statements of Financial Accounting Standards:

              o        SFAS No. 141, Business Combinations;
              o        SFAS No. 142, Goodwill and Other Intangible Assets;
              o        SFAS   No.   143,   Accounting   for   Asset   Retirement
                       Obligations; and
              o SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

              These newly issued accounting pronouncements had no effect on the Company's current financial statements and did not impact the Company.

NOTE 5 -      SUBSEQUENT EVENTS

              On January 7, 2002, the Company incorporated License Corporation as a wholly-owned subsidiary under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20:   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses. United's Articles of Incorporation do not address indemnification of officers and directors.

ITEM 21:   EXHIBITS.

                                    RIDER Z
                                    -------

The following exhibits are filed as part of this registration statement:

 EXHIBIT
   NO.         DESCRIPTION                                          LOCATION
   ---         -----------                                          --------
    2.01       Stock Purchase and Sale Agreement dated as of        Incorporated by reference to Exhibit 2.01 to the
               December 18, 1998 among our company, Avid            Registrant's Registration Statement on Form 10-SB (the
               Sportswear, Inc. and the shareholders of Avid        "Registration Statement")
               Sportswear, Inc.

    3.01       Articles of Incorporation filed on September 19,     Incorporated by reference to Exhibit 3.01 to the
               1997 with the Nevada Secretary of State              Registration Statement

    3.02       Amended Articles of Incorporation filed on May 12,   Incorporated by reference to Exhibit 3.02 to the
               1999 with the Nevada Secretary of State              Registration Statement

    3.03       Certificate of Amendment to Articles of              Incorporated by reference to Exhibit 3.03 to the
               Incorporation filed on May 27, 1999 with the         Registration Statement
               Nevada Secretary of State

    3.04       Bylaws                                               Incorporated by reference to Exhibit 3.04 to the
                                                                    Registration Statement

    4.01       2000 Stock Incentive Plan                            Incorporated by reference to Exhibit 4.01 to Amendment
                                                                    No. 2 to the Registration Statement.

    5.01       Form of Opinion re:  Legality                        Provided herewith

    10.01      Agreement dated as of December 8, 1998 between the   Incorporated by reference to Exhibit 10.01 to the
               Championship Committee Merchandising Limited and     Registration Statement
               Avid Sportswear Inc.

    10.02      Lease dated as of March 1, 1999 between F & B        Incorporated by reference to Exhibit 10.02 to the
               Industrial Investments, LLC and Avid Sportswear,     Registration Statement
               Inc.

    10.03      Lease dated as of April 30, 1999 between Links       Incorporated by reference to Exhibit 10.03 to the
               Associates, Ltd. and our company                     Registration Statement

    10.04      Employment Agreement dated as of September 11,       Incorporated by reference to Exhibit 10.04 to the
               1999 between Barnum Mow and Avid Sportswear, Inc.    Registration Statement

    10.05      Trademark License Agreement dated as of May 10,      Incorporated by reference to Exhibit 10.05 to
               1999 between Levi Strauss & Co. and Avid             Amendment No. 2 to the Registration Statement
               Sportswear, Inc.

    10.06      Employment Agreement dated as of January 1, 1999     Incorporated by reference to Exhibit 10.06 to the
               between David E. Roderick and Avid Sportswear, Inc.  Registration Statement

    10.07      Promissory Note in the original principal amount     Incorporated by reference to Exhibit 10.07 to the
               of $180,000 dated as of June 4, 1999 from our        Registration Statement
               company to First State Bank

    10.08      Commercial Security Agreement dated as of November   Incorporated by reference to Exhibit 10.08 to the
               17, 1999 between First State Bank and our company    Registration Statement

    10.09      Promissory Note dated as of November 17, 1999 in     Incorporated by reference to Exhibit 10.09 to the
               the original principal amount of $1,000,000 given    Registration Statement
               by our company to First State Bank



    10.10      Business Loan Agreement dated as of November 17,     Incorporated by reference to Exhibit 10.10 to the
               1999 between First State Bank and our company        Registration Statement

    10.11      Convertible Revolving Demand Note dated as of        Incorporated by reference to Exhibit 10.11 to
               December 1, 1999 in the original principal amount    Amendment No. 2 to the Registration Statement
               of $550,000 given by our company to Earl Ingarfield

    10.12      Convertible Revolving Demand Note dated as of        Incorporated by reference to Exhibit 10.12 to
               December 1, 1999 in the original principal amount    Amendment No. 2 to the Registration Statement
               of $1,000,000 given by our company to Lido Capital
               Corporation

    10.13      Convertible Revolving Demand Note dated as of        Incorporated by reference to Exhibit 10.13 to
               December 1, 1999 in the original principal amount    Amendment No. 2 to the Registration Statement
               of $125,000 given by our company to Michael E.
               LaValliere

    10.14      Convertible Revolving Demand Note dated as of        Incorporated by reference to Exhibit 10.14 to
               December 1, 1999 in the original principal amount    Amendment No. 2 to the Registration Statement
               of $500,000 given by our company to Thomas Browning

    10.15      Revolving Demand Note dated as of December 1, 1999   Incorporated by reference to Exhibit 10.15 to
               in the original principal amount of $200,000 given   Amendment No. 2 to the Registration Statement
               by our company to Daniel Paetz

    10.16      Executive Employment Agreement effective as of       Incorporated by reference to Exhibit 10.16 to
               February 1, 2000 between our company and Earl T.     Amendment No. 2 to the Registration Statement
               Ingarfield

    10.17      Consulting Agreement dated as of June 22, 2000       Incorporated by reference to Exhibit 10.17 to the
               between Persia Consulting Group, Inc. and our        Registrant's Registration Statement on Form SB-2
               company

    10.18      Form of Factoring Agreement between our company      Incorporated by reference to Exhibit 10.18 to the
               and GE Capital Commercial Services, Inc.             Registrant's Form 10-QSB filed on November 17, 2001

    10.19      Form of Factoring Agreement Guaranty/Letter of       Incorporated by reference to Exhibit 10.19 to the
               Credit Supplement between our company and GE         Registrant's Form 10-QSB filed on November 17, 2001
               Capital Commercial Services, Inc.

    10.20      Form of Factoring Agreement - Inventory Supplement   Incorporated by reference to Exhibit 10.20 to the
               (with advances) between our company and GE Capital   Registrant's Form 10-QSB filed on November 17, 2001
               Commercial Services, Inc.

    10.21      Form of Letter of Agreement between our company      Incorporated by reference to Exhibit 10.21 to the
               and GE Capital Commercial Services, Inc.             Registrant's Form 10-QSB filed on November 17, 2001

    10.22      Form of Convertible Debenture                        Incorporated by reference to Exhibit 10.22 to the
                                                                    Registrant's Form 10-QSB filed on November 17, 2001

    10.23      Form of Registration Rights Agreement between our    Incorporated by reference to Exhibit 10.23 to the
               company and purchasers of convertible debentures     Registrant's Form 10-QSB filed on November 17, 2001

    10.24      Line of Credit Agreement dated as of November 28,    Incorporated by reference to Appendix "A" to the
               2000 between our company and GMF Holdings, Inc.      Registrant's Proxy Statement (the "Proxy Statement")

    10.25      Form of Debenture dated as of November 28, 2000      Incorporated by reference to Appendix "B" to the
               given by our company                                 Registrant's Proxy Statement

    10.26      Registration Rights Agreement dated as of November   Incorporated by reference to Appendix "C" to the
               28, 2000 between our company and GMF Holdings, Inc.  Registrant's Proxy Statement

    10.27      Form of Warrant dated as of November 28, 2000        Incorporated by reference to Appendix "D" to the
               given by our company                                 Registrant's Proxy Statement

    10.28      Registration Rights Agreement dated as of November   Incorporated by reference to Appendix "E" to the
               28, 2000 between our company and the May Davis       Registrant's Proxy Statement
               Group, inc.

    10.29      Placement Agent Agreement as of November 28, 2000    Incorporated by reference to Appendix "F" to the
               between our company and the May Davis Group, Inc.    Registrant's Proxy Statement

    10.30      Escrow Agreement dated as of November 28, 2000       Incorporated by reference to Appendix "G" to the
               among our company, the May Davis Group, Inc. and     Registrant's Proxy Statement
               First Union National Bank

    10.31      Amendment to Employment Agreement effective          Incorporated by reference to Exhibit 10.31 to the
               January 31, 20001 between our company and Barnum     Registrant's Form 10-QSB filed on November 17, 2001
               Mow

    10.32      Forbearance Agreement as of February 16, 2001        Incorporated by reference to Exhibit 10.32 to the
               between our company and GE Capital Commercial        Registrant's Form 10-QSB filed on November 17, 2001
               Services, Inc.

    10.33      Employment Agreement dated as of June 25, 2001       Incorporated by reference to Exhibit 10.33 to the
               between Frank Jakovac and our company                Registrant's Form 10-QSB filed on September 21, 2001

    10.34      Employment Agreement dated as of June 25, 2001       Incorporated by reference to Exhibit 10.34 to the
               between James Handlon and our company                Registrant's Form 10-QSB filed on September 21, 2001



    10.35      Employment Agreement dated as of June 25, 2001       Incorporated by reference to Exhibit 10.35 to the
               between Michelle Mathis and our company              Registrant's Form 10-QSB filed on September 21, 2001

    11.01      Statement re: Computation of Earnings                Not Applicable

    15.01      Letter on unaudited interim financial information    Not Applicable

    16.01      Letter on Change in Certifying Accountant            Not Applicable

    20.01      Letter dated May 9, 2001 from Levi Strauss & Co.     Incorporated by reference to Exhibit 20.01 to the
                                                                    Registrant's Form 8-K filed May 18, 2001

    21.01      Subsidiaries of our company                          Incorporated by reference to Exhibit 21.01 to the
                                                                    Registration Statement

    23.01      Consent of Independent Accountants                   Provided herewith

    23.02      Consent of Kirkpatrick & Lockhart LLP                Provided herewith

    24.01      Power of Attorney                                    Not Applicable

    27.01      Financial Data Schedule                              Not Applicable

ITEM 22.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include  any  prospectus  required  by  Sections
10(a)(3) of the 1933 Act;

                           (ii)  Reflect in the  prospectus  any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) Include any material  information  with respect
to the  plan  of  distribution  not  previously  disclosed  in the  Registration
Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

                  (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                  (5) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by United pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this firm, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this registration statement to be signed on our behalf by the undersigned, in Pittsburgh, Pennsylvania, February 7, 2002.

                                    UNITED COMPANIES CORPORATION

                                    By:     /s/Frank Jakovac
                                            -----------------------------------
                                    Name:    Frank Jakovac
                                    Title:


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE            TITLE                                    DATE


/s/Frank Jakovac     President, Chief Executive Officer       February 7, 2002
----------------     and Director
Frank Jakovac

                                   EXHIBIT 5.1

                             FORM OF OPINION LETTER

_______________ __, 2002


Avid Sportswear & Golf Corp.
834 Ridge Avenue
Pittsburgh, Pennsylvania 15212


RE:      AVID SPORTSWEAR & GOLF CORP. (THE "CORPORATION")
         REGISTRATION STATEMENT ON FORM S-4 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 2,983,666 shares of the Corporation's common stock, par value $0.01 per share (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

                                 Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of Avid Sportswear & Golf Corporation
Pittsburgh, Pennsylvania

To the Board of Directors and Shareholders of United Companies Corporation
Pittsburgh, Pennsylvania


We hereby consent to the use of our audit reports dated January 17, 2001 and February 8, 2002 for the year ended December 31, 2000 and December 31, 2001 which are incorporated in this Form S-4 and the Joint Proxy Statement of Avid Sportswear & Golf Corporation and United Companies Corporation, respectively. We also consent to all references to our firm in this Form S-4 and the Joint Proxy Statement.




HJ & Associates, LLC
Salt Lake City, Utah
February 8, 2002

                                  Exhibit 23.02

                  Form of Consent of Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP's consent to include its opinion to the Registration Statement on Form S-4 of United Companies Corporation is contained in its opinion attached hereto as Exhibit 5.1